UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☒ Definitive Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule §240.14a-12

THE HACKETT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

1001 Brickell Bay Drive, 30th Floor

Miami, Florida 33131

March 22, 2024

Dear Shareholder:

You are cordially invited to attend the 2024 Annual Meeting of Shareholders of The Hackett Group, Inc. (the “Company”) to be held on May 2, 2024, at 11:00 a.m. (local time) at the Company’s headquarters located at 1001 Brickell Bay Drive, 30th Floor, Miami, Florida.

At this meeting you will be asked to:

•
vote for the election of the directors identified in the accompanying proxy statement;
•
approve an amendment to the Company’s 1998 Stock Option and Incentive Plan (the “Plan”) to (i) increase the sublimit under the Plan for restricted stock and restricted stock unit issuances by 1,200,000 shares, and (ii) increase the total number of shares authorized for issuance under the Plan by 1,200,000 shares;
•
hold an advisory vote on executive compensation; and
•
ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2024.

These matters are discussed in detail in the accompanying proxy statement.

It is important that your shares be represented at the meeting whether or not you plan to attend.

On or about March 22, 2024, we are mailing to our shareholders a notice containing instructions on how to access our proxy statement and 2023 Annual Report and vote online. The notice also contains instructions on how you can receive a paper copy of your proxy materials, including the Annual Report, proxy statement and proxy card.

We look forward to receiving your vote.

Sincerely,

Ted A. Fernandez

Chairman and Chief Executive Officer

THE HACKETT GROUP, INC.

1001 Brickell Bay Drive, 30th Floor

Miami, Florida 33131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 2, 2024

The 2024 Annual Meeting of Shareholders of The Hackett Group, Inc. (the “Company”) will be held on May 2, 2024, at 11:00 a.m.(local time) at the Company’s headquarters located at 1001 Brickell Bay Drive, 30th Floor, Miami, Florida, for the following purposes:

1.
to elect to the Board of Directors the directors identified in the accompanying proxy statement;
2.
to approve an amendment to the Company’s 1998 Stock Option and Incentive Plan (the “Plan”) to (i) increase the sublimit under the Plan for restricted stock and restricted stock unit issuances by 1,200,000 shares, and (ii) increase the total number of shares authorized for issuance under the Plan by 1,200,000 shares;
3.
to hold an advisory vote on executive compensation;
4.
to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2024; and
5.
to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on March 15, 2024, as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof. A list of the Company’s shareholders entitled to vote at the annual meeting will be open to examination by any shareholder for any purpose related to the meeting during ordinary business hours for the ten days prior to the annual meeting at the Company’s offices, as well as on May 2, 2024, at the location of the annual meeting. All shareholders are invited to attend the annual meeting.

On or about March 22, 2024, we are mailing to our shareholders a notice containing instructions on how to access our proxy statement and 2023 Annual Report and vote online. The notice also contains instructions on how you can receive a paper copy of your proxy materials, including the Annual Report, proxy statement and proxy card.

By Order of the Board of Directors,

Frank A. Zomerfeld

Secretary

Miami, Florida

March 22, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 2, 2024: The Hackett Group, Inc.’s Proxy Statement and 2023 Annual Report are available at www.edocumentview.com/hckt.

Whether or not you plan to attend the annual meeting, we ask that you do the following. If you are receiving this document via U.S. mail, please complete, date, sign and return the enclosed proxy card in the postage prepaid envelope or vote by telephone or through the Internet as instructed on the proxy card. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. If you are receiving this document via Internet delivery only, please vote by telephone or through the Internet as instructed on the notice you received via U.S. mail. You may, if you wish, revoke your proxy at any time before it is voted by submitting to the Secretary of the Company, Frank A. Zomerfeld, a written revocation or a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person. If you submit your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for shareholders of record will close at 1:00 a.m. Central Time on the day of the annual meeting.

Table of Contents

Page
PROPOSAL 1 ELECTION OF DIRECTORS	3
General	3
Nominees	4
Board Diversity Matrix (As of March 15, 2024)	7
Corporate Governance and Other Matters	7
Audit Committee	9
Compensation Committee	9
Nominating and Corporate Governance Committee	10
Stock Ownership Guidelines	11
Policy Regarding Hedging and Pledging	11
Code of Conduct and Ethics	11
Cybersecurity	11
Corporate Social Responsibility	12
Other Matters	12
COMPENSATION COMMITTEE REPORT	14
COMPENSATION DISCUSSION AND ANALYSIS	15
Overview of Compensation Philosophy and Objectives	15
The Elements of Executive Compensation at the Company	16
Shareholder "Say on Pay” Vote	18
Executive Compensation Decisions for 2023	19
Executive Compensation Decisions for 2024	20
Timing of Equity Incentive Plan Awards and Discretionary Equity Awards	20
Tax and Accounting Considerations and Compensation Deductibility Policy	21
Compensation Recovery	21
SUMMARY COMPENSATION TABLE	22
GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2023	23
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	25
OPTION EXERCISES AND STOCK VESTED (During fiscal year-ended December 29, 2023)	26
Narrative Disclosure to Summary Compensation Table and Plan-Based Awards Table	26
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	28
DIRECTOR COMPENSATION	32
OUTSTANDING DIRECTOR EQUITY AWARDS AT 2023 FISCAL YEAR-END	33
Compensation Committee Interlocks	33
PAY RATIO	33
PAY VERSUS PERFORMANCE	34
PROPOSAL 2 TO APPROVE AN AMENDMENT TO THE COMPANY'S 1998 STOCK OPTION AND INCENTIVE PLAN (THE "PLAN") TO (I) INCREASE THE SUBLIMIT UNDER THE PLAN FOR RESTRICTED STOCK AND RESTRICTED STOCK UNIT ISSUANCES BY 1,200,000 SHARES, AND (II) INCREASE THE TOTAL NUMBER OF SHARES AUTHORIZED UNDER THE PLAN BY 1,200,000 SHARES	37
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION	45
REPORT OF THE AUDIT COMMITTEE	48
PROPOSAL 4 TO RATIFY THE APPOINTMENT OF RSM US LLP AS THE COMPANYS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 27, 2024	49
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	50
Review, Approval or Ratification of Related Person Transactions	50
BENEFICIAL OWNERSHIP OF COMMON STOCK	51
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	53
SHAREHOLDERS PROPOSALS FOR THE ANNUAL MEETING IN 2025	53
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION	54
OTHER BUSINESS TO BE TRANSACTED	55
APPENDIX A	A-1
APPENDIX B	B-1

THE HACKETT GROUP, INC.

1001 Brickell Bay Drive, 30th Floor

Miami, Florida 33131

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 2, 2024

VOTING INFORMATION

This proxy statement and the accompanying notice of annual meeting and proxy card are being made available, on or about March 22, 2024, to the shareholders of The Hackett Group, Inc. (the “Company” or “Hackett”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) to be voted at the 2024 Annual Meeting of Shareholders to be held on May 2, 2024 at 11:00 a.m. (local time) at the Company’s headquarters located at 1001 Brickell Bay Drive, 30th Floor, Miami, Florida and any postponement or adjournment thereof.

Your shares will be voted in accordance with the instructions contained on a properly executed proxy card submitted to the Company or in accordance with your instructions submitted via the telephone or Internet.

The Board recommends that you vote:

•
“FOR” the Board’s nominees for directors;
•
“FOR” Proposal 2 to approve an amendment to the Company’s 1998 Stock Option and Incentive Plan (the “Plan”) to (i) increase the sublimit under the Plan for restricted stock and restricted stock unit issuances by 1,200,000 shares, and (ii) increase the total number of shares authorized for issuance under the Plan by 1,200,000 shares;
•
“FOR” Proposal 3 to approve, in an advisory vote, the Company’s executive compensation; and
•
“FOR” Proposal 4 to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2024.

Executed but unmarked proxies submitted to the Company will be voted in accordance with the Board’s recommendations.

If any other matters are properly brought before the annual meeting, proxies will be voted in the discretion of the proxy holders. The Company is not aware of any such matters that are proposed to be presented at the annual meeting.

On or about March 22, 2024, the Company is mailing to its shareholders a notice containing instructions on how to access this proxy statement and the Company’s 2023 Annual Report and to vote online. The notice also contains instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card. Shareholders receiving this document and accompanying proxy card and Annual Report via the Internet may submit their proxies by telephone or through the Internet as instructed in the notice delivered via U.S. mail. Shareholders receiving this document and accompanying proxy card via U.S. mail may submit a signed proxy card or they may submit their proxy by telephone or through the Internet as instructed on the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. These procedures may not be available to shareholders that hold their shares through a broker, nominee, fiduciary or other custodian. If your shares are held in this manner, please check your proxy card or contact your broker, nominee, fiduciary or other custodian to determine whether you will be able to vote by telephone or through the Internet.

If you share an address with one or more other shareholders, you may have received notification that you will receive only a single copy of the Annual Report, notice and proxy statement for your entire household unless you have notified us that you wish to continue receiving individual copies. This practice, known as “householding,” is designed to reduce printing and mailing costs. If you would like to revoke your consent to “householding,” or if you are receiving multiple copies at your address and would like to enroll in “householding,” please submit your request to Josie Estevez-Lugo at 1001 Brickell Bay Drive, 30th Floor, Miami, FL 33131 or call us at (305) 375-8005. If you own your shares in “street name,” please contact your broker, bank, trustee, or other intermediary to make your request.

The cost of soliciting proxies in the form enclosed herewith will be borne entirely by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone or otherwise. The Company will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

The securities that may be voted at the annual meeting consist of shares of the Company’s common stock. Each outstanding share of common stock entitles its owner to one vote on each matter as to which a vote is taken at the annual meeting. The close of business on March 15, 2024, has been fixed by the Board as the record date (the “Record Date”) for determination of shareholders entitled to vote at the annual meeting. On the Record Date, 27,585,465 shares of common stock were issued and outstanding and entitled to vote. The presence, in person or by proxy, of at least a majority of the shares of common stock issued and outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the annual meeting. Shares can be voted only if the shareholder is present in person or represented by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card or vote by telephone or through the Internet as instructed on the proxy card or in the notice mailed to you.

Assuming the presence of a quorum at the annual meeting, the following voting standards will apply to the various proposals:

•
The Board’s nominees for directors will be elected only if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. For more information regarding the majority voting provisions of the Bylaws, see “Proposal 1-Election of Directors” on page 3 of this proxy statement.
•
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the plan amendment in Proposal 2.
•
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the advisory vote on executive compensation in Proposal 3.
•
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2024 in Proposal 4.

Abstentions and broker non-votes will be treated as shares that are present in person or represented by proxy at the meeting and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and broker non-votes will not have any effect on the approval of Proposal 1. Because abstentions will be counted for purposes of determining the shares present or represented at the annual meeting and entitled to vote, abstentions will have the same effect as a vote “against” Proposals 2, 3 and 4. Broker non-votes will not have any effect on the approval of Proposals 2, 3 or 4.

The presence of a shareholder at the annual meeting will not automatically revoke the shareholder’s proxy. Shareholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. If you submitted your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for shareholders of record will close at 1:00 a.m. Central Time on the day of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE BOARD NOMINEES AND FOR THE APPROVAL OF PROPOSALS 2, 3 AND 4.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Company’s articles of incorporation provide that the Board shall consist of no fewer than five directors and no more than fifteen directors. The Company’s bylaws provide that the number of directors, within such limits, shall be determined by resolution of the Board. The Board currently is composed of seven directors. The Board is divided into three classes. One class is elected each year for a term of three years.

Three directors will be elected at the annual meeting. The Board has nominated Maria A. Bofill, David N. Dungan and Richard N. Hamlin, each are existing directors, for the positions. If elected, Ms. Bofill, and Messrs. Dungan and Hamlin will serve a three-year term expiring at the annual meeting in 2027. You can find more information about Ms. Bofill, and Messrs. Dungan and Hamlin below.

Unless otherwise instructed on the proxy, it is the intention of the proxy holders to vote the shares represented by each properly executed proxy for the election of the nominees. The Board believes that the nominees will stand for election and will serve if elected. However, if any nominee fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person as the Board may recommend.

Since this election is not contested, the Board’s nominees for director will be elected only if the votes cast for each such nominee’s election exceed the votes cast against such nominee’s election. If Ms. Bofill or Messrs. Dungan and Hamlin are not re-elected, our bylaws provide that they must tender their resignation to the Board. The Nominating and Corporate Governance Committee will then consider such resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject any such tendered resignation within 90 days after certification of the election results and will publicly disclose its decision and the rationale therefor. If the resignation is not accepted, the director will continue to serve until his successor is elected and qualified, until there is a decrease in the number of directors, or until the director’s earlier resignation or removal. The majority voting provisions for the election of directors apply only to uncontested elections in which the number of nominees does not exceed the number of directors to be elected. In the event of an election in which the number of nominees exceeds the number of directors to be elected, nominees will be elected by a plurality vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF MS. BOFILL AND MESSRS. DUNGAN AND HAMLIN AS DIRECTORS.

Information as to the Nominee and Continuing Directors

The following table sets forth certain information regarding the Board’s nominee for election as director and those directors who will continue to serve as such after the annual meeting.

Name	Age (1)	Director Since (2)	Position held with the Company	Term Expires
NOMINEES
Maria A. Bofill(3)	66	2021		2024
David N. Dungan	70	2000	Vice Chairman and Chief Operating Officer	2024
Richard N. Hamlin(3)	76	2003		2024
CONTINUING DIRECTORS
Ted A. Fernandez	67	1997	Chairman and Chief Executive Officer	2025
Robert A. Rivero(3)	82	2016		2025
Alan T.G. Wix(3)	82	1999		2025
John R. Harris(3)	76	2006		2026

(1)
The ages shown are as of March 15, 2024.
(2)
The years shown reflect the year in which these persons were first elected or appointed as directors.
(3)
Member of the Audit, Compensation and Nominating and Corporate Governance Committees.

The principal occupations and other public company directorships for the past five years or more of the nominees for director and the four directors whose terms of office will continue after the annual meeting are set forth below. Specific experience, qualifications, attributes and skills that the Board believes qualify each current director, including the director nominees, for his or her position on the Board are also summarized below. This description is not intended as an exclusive description of the types of expertise or contributions provided by each director.

Nominees

Maria A. Bofill is a seasoned executive, having served in senior strategic finance and operational roles for public and privately held multinational companies. Her more recent experience with a professional services firm was in the talent acquisition industry focused on business development, industry networking, resource placement and high-impact leadership, where Ms. Bofill provided financial, operational and human resource insights in the development and implementation of growth and profitability strategies. She is retired and last served as the Director of Business Development for TTG Talent Solutions, a boutique talent acquisition and placement firm from February of 2020 to March of 2023 where she forged relationships with numerous corporate entities, community organizations and institutions of higher learning. In this capacity, she applied her seasoned leadership skills to employee placement and retention initiatives, including expanding the understanding of diversity, equity and inclusion platforms. Her work in the talent acquisition industry benefits the Company which seeks to source high quality resources in highly competitive and challenging employment markets. From June 2016 to September 2019, Ms. Bofill served as the Chief Financial Officer for Fyffes North America, Inc. From May of 2008 to June of 2016, she served as the Director of Finance and Administration and Treasurer of Fresh Quest, Inc. From October 2005 to May 2008, Ms. Bofill served as the Managing Principal of Octavian, Inc. From January 1988 to October of 2005, she served as the Vice President of Finance and Administration for the North America region of Fresh Del Monte Produce. The Company benefits from Ms. Bofill’s in-depth financial and accounting experience which provides additional depth to the Audit Committee. Her experience working with multinational organizations is a valuable asset to the Company and provides insight into international markets.

David N. Dungan is a founder of the Company, along with Mr. Fernandez. He served as a Managing Director from the Company’s inception until March 2000 when he became a director and was named Chief Operating Officer (“COO”). Mr. Dungan was named Vice Chairman in February of 2006. Prior to founding the Company, Mr. Dungan served as the National Partner-in-Charge of the World Class Finance Practice of the Strategic Services Consulting Division of KPMG, LLP ("KPMG") from May 1994 to February 1997. Mr. Dungan joined KPMG in 1986 and, until May 1994, held various executive positions with that firm. Mr. Dungan provides the Board with broad financial and operational experience managing and leading a professional services firm focused on business consulting.

Richard N. Hamlin is a consultant and investor. He previously served as the Chief Financial Officer of CommerceQuest, Inc. from July 2002 to August 2003. He provides the Board with extensive financial and accounting experience gained over a more than thirty-year career as a Certified Public Accountant at KPMG. Mr. Hamlin served as a partner of KPMG for twenty-one years, which included service on KPMG’s board of directors from 1994 to 1998, and later became a partner of KPMG Consulting. Mr. Hamlin’s work experience provides additional depth of capability to the Audit Committee. Mr. Hamlin also has prior experience on a public company board as a former member of the board of directors and Chairman of the Audit Committee of eTelecare Global Solutions. Mr. Hamlin provides operational perspective from outside of the business consulting industry, having served as the Chairman and Trustee of the Dakota Minnesota Eastern Railroad, a wholly-owned subsidiary of Canadian Pacific Railroad, from October 2007 through November 2008.

Continuing Directors

Ted A. Fernandez founded the Company in 1997 based on a strategy he developed from his extensive history in the professional services industry, which included an eighteen-year career with KPMG. From 1979 to 1994, Mr. Fernandez held several industry executive and client service positions with KPMG. His career at KPMG culminated in the role of the National Managing Partner of KPMG’s Strategic Services Consulting Division from May 1994 to January 1997. Mr. Fernandez also served as a member of KPMG’s Management Committee from 1995 to 1997. He brings an in-depth knowledge of the professional services industry, especially business consulting, and organizational leadership within that industry. He also provides extensive financial and accounting experience to the Board. Mr. Fernandez provides the Board with day to day knowledge of the Company’s business and markets. He also provides broad and deep experience with strategic plan development and execution. Mr. Fernandez has served as the Chairman of the Board and Chief Executive Officer (“CEO”) since founding the Company.

John R. Harris is a private investor and director at several companies. He is Chairman of HIFU Prostate Cancer Services, Inc., a privately held company and leading provider of non-invasive high intensity ultrasound treatment for localized prostate cancer, since 2015. Mr. Harris also serves on the board of directors of Vivakor, Inc., a publicly traded socially responsible operator, acquirer and developer of technologies and assets in the oil and gas industry, as well as, related environmental solutions. He has in-depth experience in public company operations and management, having served as the former President and Chief Executive Officer of eTelecare Global Solutions, a provider of outsourced customer care services, from February 2006 until October 2009. Mr. Harris served as Chief Executive Officer of Seven Worldwide Inc., a digital content management company, from December 2003 to January 2005. From July 2002 to December 2003, he served as Chief Executive Officer and President of Delinea Corporation, an application and business process management company serving the energy industry. From August 2001 to July 2002, Mr. Harris served as Chief Executive Officer and President of Exolink. From September 1999 to September 2001, he served as Chairman and Chief Executive Officer of Ztango, Inc. Mr. Harris has an extensive history of senior executive leadership positions and board participation in the information technology, media, telecommunications and outsourcing industries. Mr. Harris spent twenty-five years with Electronic Data Systems (“EDS”), during which he held a variety of executive leadership positions including Group Executive and President of EDS’s four strategic business units serving the telecommunications and media industries. He also served as EDS’s Corporate Vice President, Marketing & Strategy. Mr. Harris provides significant public company board experience through his prior service on the boards of, and as an advisor to, companies including BancTec, Applied Graphic Technologies, Genuity, CapRock Communications, Startek, Premier Global and Sizmek (formerly DG Fast Channel Service Source International, Inc. and Mobivity Holding Corp.).

Robert A. Rivero held numerous operating management positions with KPMG from 1965 to 1999 as a Senior Managing Partner of KPMG ranging from Office Managing Partner, Regional Partner in Charge and ultimately, National Senior Partner in Charge, leading nine different business units (both domestic and overseas). Since 2003, Mr. Rivero has served as the chief executive officer of RAR Management Services, LLC which provides advisory services to CEOs, assists companies in the development and implementation of strategic action plans for growth and profitability, and provides solutions to international business operating challenges. The Company benefits from Mr. Rivero’s broad experience base within the professional services industry. He also brings additional in-depth knowledge of financial and accounting experience to the Board. With experience advising senior executives of large international companies and having lived and managed operations in Europe, Latin America & Southeast Asia, Mr. Rivero’s knowledge of international markets is a valuable asset to the Board.

Alan T.G. Wix was the Chairman of Fiva Marketing, Ltd. from April 2003 to December 2008. Mr. Wix served as the Chairman of the Board of Farsight PLC from April 1999 until June 2005. Mr. Wix served as the Chief Executive Officer of Farsight PLC from April 1999 until June 2002. Mr. Wix brings to the Board an extensive history of senior executive leadership at a major financial institution, having retired in August 1998 as Managing Director Core IT Development of Lloyds TSB, a position he held from January 1993. From April 1990 to January 1993, Mr. Wix held the position of Head of Development at Lloyds TSB. Prior to being elevated to that position, Mr. Wix held a variety of positions within the information systems division of Lloyds TSB. He has in-depth operational experience leading a significant division of an institution with global reach. He also has extensive experience as a purchaser of technology and business consulting services, and, as such, provides perspective on customer experience. Mr. Wix is a native of the United Kingdom and spent his professional career in the United

Kingdom. He continues to make his home there. His knowledge of the European marketplace provides valuable international perspective to the Board.

Other Executive Officer

The principal occupation during the past five years or more of the Company’s other executive officer is set forth below.

Robert A. Ramirez, 57, is the Company’s Executive Vice President, Finance and Chief Financial Officer (“CFO”), a position he has held since August 2007. Mr. Ramirez served as Corporate Controller of the Company from July 2006 through July 2007. Mr. Ramirez served as Senior Director, Finance and Practice Controller of the Company from October 2005 to July 2006 when he was named Corporate Controller. Mr. Ramirez held a variety of other positions within the Company’s business intelligence, finance transformation and retail consulting practices from 1998 to 2005.

Board Diversity Matrix

Board Diversity Matrix (As of March 15, 2024)

Total Number of Directors	7

	Male	Female	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity
Directors	6	1
Part II: Demographic Background
African American or Black
Alaskan Native or American Indian
Asian
Hispanic or Latinx	2	1
Native Hawaiian or Pacific Islander
White	4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Corporate Governance and Other Matters

Board Composition

The Board consists of seven members, five of whom are considered “independent directors” under the listing standards of the Nasdaq Stock Market (“Nasdaq”). The Company’s independent directors are Maria A. Bofill, Richard N. Hamlin, John R. Harris, Robert A. Rivero and Alan T.G. Wix. The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the Board’s standing committees consist entirely of independent directors.

Leadership Structure

The roles of Chairman of the Board and Chief Executive Officer have been unified since the Company was founded, and the Board believes that the unification of those roles remains appropriate for the Company at this time. The Board believes that its leadership structure both (1) demonstrates to its employees, clients and shareholders that the Company is under strong leadership with a single person setting the tone and having primary responsibility for managing its operations, and (2) provides an effective connection between management’s role of identifying, assessing and managing risks and the Board’s role of risk oversight. The Board believes that Mr. Fernandez has an in-depth knowledge of the issues, opportunities and challenges that the Company faces, and therefore that he is best positioned to develop agendas and highlight issues that ensure that the Board’s time and attention are focused on the most critical matters impacting the Company. The Board has not appointed a “lead independent” director. The Board believes that its current structure with five of its seven members being independent and with each of its standing committees being chaired by and consisting entirely of independent directors, provides effective independent director oversight of the Company’s operations. The Board recognizes that different board leadership structures may be appropriate for companies in different situations and understands that no structure is appropriate for all companies. While the Board intends to review the appropriate leadership structure for the Company from time to time, the Board believes that the Company has been, and continues to be, well-served by its current leadership structure.

The Board’s Role in Strategy Oversight

The Board and management team are focused on maximizing shareholder value and building long-term business success through sound corporate governance and the implementation of Hackett’s strategy. The Board regularly evaluates strategic opportunities to enhance shareholder value.

Each year, the Board undertakes a strategic review of the proposed annual operating plan, which includes business strategy. The strategic review includes an evaluation of how best to leverage and strengthen our strategic differentiators and a thorough assessment of our services portfolio, including merger and acquisition opportunities. As part of this process, the Board also reviews our capital allocation model and human capital plans, including strategic hires, talent management, and talent development priorities. The proposed annual plan is then revised, if necessary, and approved by the Board. On a quarterly basis, the Board monitors execution of the annual plan and considers any adjustments as required. The annual plan may also be reviewed and revised by the Board as needed throughout the year to reflect changing conditions or new opportunities.

The Board’s Role in Risk Oversight

The Board is responsible for overseeing the Company’s management of the significant risks facing the business, including properly safeguarding the Company’s assets, maintaining appropriate financial and other internal controls, complying with applicable laws and regulations, and implementing proper corporate governance practices. Risks are considered in all business decisions and in connection with the development of the Company’s business strategy. The Board as a whole is responsible for reviewing and approving the Company’s annual operating plan. In connection with that review, the Board typically inquires of management as to the greatest areas of risk associated with the annual operating plan and the Company’s operating model taken as a whole and evaluates whether these risks are appropriately mitigated. In addition, the Board’s committees, which meet regularly and report back to the Board, play significant roles in carrying out the Board’s risk oversight function. Company management also plays an important role in connection with risk management through the implementation and evaluation of effective internal controls and other internal processes.

The Board delegates to the Audit Committee responsibility for assisting the Board with several risk oversight functions, including oversight of:

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the quality and integrity of the Company’s consolidated financial statements and its financial reporting and disclosure practices;
•
the Company’s systems of internal controls regarding finance and accounting compliance;
•
the independence and performance of the Company’s independent registered public accounting firm;
•
the Company’s ethical compliance programs, including the Company’s anti-bribery and anti-corruption policies;
•
the Company’s information technology systems, including cybersecurity; and
•
all transactions with related parties; and
•
decisions to enter into swap transactions that are exempt from the clearing and margin requirements of the Commodity Exchange Act and regulations promulgated thereunder.

The Board delegates to the Compensation Committee responsibility for assisting the Board in the oversight of risks related to the Company’s compensation programs. The Compensation Committee is charged with understanding the risks and rewards associated with the Company’s compensation philosophy and ensuring that its various compensation programs are aligned with the Company’s goals and objectives.

The Board delegates to the Nominating and Corporate Governance Committee authority to develop and implement the Company’s director nomination guidelines and to recommend nominees for election, ensuring that the Board contains the appropriate mix of experience, qualifications, attributes and skills necessary to effectively exercise its oversight function. The Nominating and Corporate Governance Committee also is responsible for developing and implementing the Company’s corporate governance guidelines and for considering social responsibility, environmental and sustainability matters.

Audit Committee

The Audit Committee reviews, acts on, and reports to the Board with respect to various auditing and accounting matters. The Audit Committee is directly responsible for the appointment, compensation, evaluation, retention and oversight of the Company’s independent accountants. The primary functions of the Audit Committee are to assist the Board in its responsibility for oversight of:

•
the quality and integrity of the Company’s consolidated financial statements and its financial reporting and disclosure practices;
•
the Company’s system of internal controls regarding finance and accounting compliance;
•
the independence and performance of the Company’s independent registered public accounting firm;
•
the Company’s ethical compliance programs, including the Company’s anti-bribery and anti-corruption policies;
•
the Company’s information technology systems, including cybersecurity;
•
all transactions with related parties; and
•
decisions to enter into swap transactions that are exempt from the clearing and margin requirements of the Commodity Exchange Act and regulations promulgated thereunder.

The Audit Committee performs all functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the Nasdaq.

The current members of the Audit Committee are Messrs. Hamlin (Chairman), Harris, Rivero and Wix and Ms. Bofill. The Board has determined that each current member of the Audit Committee is independent under the Nasdaq’s listing standards and the SEC’s heightened independence requirements for members of audit committees. The Board has determined that Mr. Hamlin, Mr. Rivero and Ms. Bofill are “audit committee financial experts”, as that term is defined under SEC rules.

The Audit Committee is governed by a written charter. A copy of the charter can be found on the Company’s website at https://www.thehackettgroup.com/governance/. References to our website included in this proxy statement are provided solely for convenience purposes. Content on our website is not, and shall not be deemed to be, part of this proxy statement or incorporated herein or into any of our other filings with the SEC. For further information on the Audit Committee, see the “Report of the Audit Committee” on page 48 in this proxy statement.

Compensation Committee

The Compensation Committee is responsible for determining the compensation of the Company’s executive officers and approving executive compensation and human resource programs for the Company. The Compensation Committee determines the compensation of the Company’s CEO. In addition, the Compensation Committee has the following authority and responsibilities:

•
to approve the compensation of all executive officers other than the CEO with input from the CEO;
•
to review, approve and, when appropriate, recommend to the Board for approval, incentive compensation plans, equity-based plans, employment agreements and any severance arrangements or plans;
•
to administer the Company’s incentive compensation plans, equity-based plans and employee benefit plans;
•
to review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, and to review and discuss at least annually the relationship between risk management policies and practices and compensation;
•
to review director compensation for service on the Board and Board committees periodically and to recommend any changes to the Board; and

•
to periodically retain an outside consultant to review the Company’s compensation programs.

The current members of the Compensation Committee are Messrs. Harris (Chairman), Hamlin, Rivero and Wix and Ms. Bofill. The Board has determined that the current members of its Compensation Committee are independent under the Nasdaq’s listing standards.

For 2023, as in prior years, the Company conducted, and the Compensation Committee reviewed, a risk assessment of its compensation programs and considered the extent to which its compensation policies and practices influence the behaviors of its executives and other employees with respect to taking business risks that could affect the Company. The Company believes that none of its compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee is governed by a written charter. A copy of the charter can be found on the Company’s website at https://www.thehackettgroup.com/governance/. For further information on the Compensation Committee, see the “Compensation Committee Report” on page 14 in this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for:

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identifying individuals qualified to become members of the Board;
•
recommending candidates for election or re-election to the Board;
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developing and implementing the Company’s corporate governance guidelines;
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considering social responsibility, environmental and sustainability matters; and
•
overseeing the Company’s Human Rights and Modern Slavery Policy.

The current members of the Nominating and Corporate Governance Committee are Messrs. Wix (Chairman), Hamlin, Harris and Rivera and Ms. Bofill.

The Nominating and Corporate Governance Committee selects and must approve all candidates to stand for election as directors. Pursuant to the Company’s bylaws, other candidates may also be nominated by any shareholder, provided each such other nomination is submitted in accordance with the procedures set forth in the bylaws. For a discussion of the requirements for including information with respect to a shareholder’s nominee in the Company’s proxy statement, see “Shareholder Proposals for the Annual Meeting in 2025” on page 53 of this proxy statement.

The Nominating and Corporate Governance Committee is also responsible for the development and implementation of the Company’s corporate governance guidelines. The Company’s corporate governance guidelines can be found on the Company’s website at https://www.thehackettgroup.com/governance/. The corporate governance guidelines implemented by the Nominating and Corporate Governance Committee contain criteria that the Committee employs to identify and recommend candidates to the Board. These criteria include:

•
personal and professional integrity;
•
the skills, business experience and industry knowledge useful in the oversight of the Company based on the perceived needs of the Company and the Board at any given time;
•
the ability and willingness to devote the required amount of time to the Company’s affairs, including preparation for and attendance at Board and committee meetings;
•
interest, capacity and willingness, in conjunction with the members of the Board, to serve the long-term interests of the Company and its shareholders;
•
to the extent considered appropriate by the Board, whether a director candidate may be considered to be a “financial expert” as defined in relevant SEC rules; and

•
freedom from any personal or professional relationships that would adversely affect the ability to serve the best interests of the Company and its shareholders.

As reflected in the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee believes that a director candidate should have expertise, skills, knowledge and experience that, when taken together with that of other Board members, will lead to a Board that is effective, collegial and responsive to the needs of the Company. Diversity of race, ethnicity, gender, LGBTQ+ identity and age are important factors in evaluating candidates for Board membership.

The Nominating and Corporate Governance Committee is governed by a written charter. A copy of the charter can be found on the Company’s website at https://www.thehackettgroup.com/governance/.

Stock Ownership Guidelines

The Company’s corporate governance guidelines also contain stock ownership guidelines for the Company’s CEO. Pursuant to these guidelines, the Company’s CEO is required to own a number of shares of the Company’s common stock equal in value to six times his annual base salary. The Company’s CEO currently satisfies these requirements. The Company’s CEO is required to purchase shares in the open market to satisfy these guidelines if necessary. Once the guidelines are achieved, the CEO will not be considered to be out of compliance with these guidelines due to fluctuations in the Company’s stock price.

Policy Regarding Hedging and Pledging

The Company’s corporate governance guidelines contain restrictions that prohibit directors, officers and employees of the Company from, directly or indirectly, engaging in hedging transactions with respect to securities of the Company. A hedge transaction is defined as the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or any transaction that hedges, offsets, or is designed to hedge or offset, any decrease in the market value the Company’s common stock. The Company’s corporate governance guidelines also contain restrictions that prohibit directors and officers of the Company from pledging securities of the Company as collateral for a loan or otherwise using securities of the Company to secure a debt (e.g., to secure a margin loan) without the prior written approval of the Audit Committee.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics that is applicable to all directors, officers and employees of the Company and complies with the requirements of Section 406(c) of the Sarbanes-Oxley Act. The Code of Conduct and Ethics reflects the Company’s policy of dealing with all persons, including its customers, employees, investors, regulators and vendors, with honesty and integrity. A copy of the Company’s Code of Conduct and Ethics can be found on the Company’s website at https://www.thehackettgroup.com/governance/.The Company intends to post amendments to or waivers from the Code of Conduct and Ethics that are applicable to the Company’s CEO, CFO or Controller on its website in accordance with SEC rules. Historically, the Company’s employees were required to acknowledge that they had reviewed and were in compliance with the Code of Conduct upon hiring and when changes were made to the Code. All employees are required to acknowledge the Code of Conduct on an annual basis as well as complete the Company’s anti-corruption and anti-corruption training course.

Cybersecurity

Our Board recognizes that security is critical to the services we provide and to our infrastructure that supports our delivery efforts. The Audit Committee is responsible for oversight of the Company’s information technology systems, including cybersecurity. It regularly reviews the status of the initiatives such as the seeking of certifications associated with our information technology systems. The Company has designed its cybersecurity program and controls, and maintains a detailed set of written policies, consistent with industry security frameworks, standards, and guidance. We regularly review the effectiveness of our cybersecurity controls, promptly addressing any identified risk areas, and subject our information technology systems to testing performed by external parties on an annual basis. Company employees are required to successfully complete a cybersecurity training course. In addition, the Company performs periodic testing to evaluate the effectiveness of its training programs and to help prevent loss associated with the disclosure of personal information. To date, the Company has not identified any material breach of its information technology systems.

Corporate Social Responsibility

The Hackett Group is committed to corporate social responsibility. We aim to achieve this through the ongoing support of relationships with our people and the community, as well as upholding our duty to act in an environmentally responsible manner. We embrace these commitments with enthusiasm and aim to continuously develop our corporate social responsibility to promote a vibrant, positive and professional workforce.

People

The Company believes in the continuous development and support of our employees in order to provide a positive, collaborative, and successful workforce by providing a safe and inclusive workplace culture and a commitment to diversity through hiring and training.

Environment

It is the Company’s policy to maintain environmentally responsible business practices and to comply with all applicable laws and regulations relating to the impact of its business on the environment. The Company is dedicated to maintaining its already low impact on the environment. The direct emissions from sources the Company controls is minimal. Emissions from utilities that the Company purchases is directly correlated to the amount of office space that it leases. The most significant environmental impacts associated with the Company’s operations relate to indirect emissions that occur in connection with business travel.

The Company seeks to minimize travel associated with its client service delivery efforts and leases office space only when and where it is essential. We also expect to continue to follow our minimal footprint approach to leasing office space, and we do not expect the amount of office space we lease to return to pre-COVID levels for the foreseeable future. Where we do lease space, we will endeavor to do so in buildings that have received higher energy efficiency certifications or ratings.

Community

The Company works to support all within our community through our charitable fulfillments, as well as our student outreach programs.

Supply Chain

Through its Global Partner Code of Conduct, the Company requires its business partners to act with integrity and respect human rights, the health and safety of its employees and information security, and encourages its business partners to manage their environmental impact.

For more information about our commitment to corporate social responsibility go to: https://thehackettgroup.imagerelay.com/share/75366a9f22674361bb1b3a61c494d435. The Company’s Global Partner Code of Conduct can be found at: https://thehackettgroup.imagerelay.com/share/4c8dd6209f144f938b39080965f5f67d.The Company’s Health and Safety Policy can be found at: https://thehackettgroup.imagerelay.com/share/88d44a44065947e78376edfc3c3aa57c.

Other Matters

During the fiscal year ended December 29, 2023, the Board held 5 meetings, the Audit and Compensation Committees each held 5 meetings and the Nominating and Corporate Governance Committee held 5 meetings. During that period, no director attended fewer than 75% of the total number of all meetings of the Board and any committee on which he or she served. The Company’s independent directors regularly meet as a group in executive session outside of the presence of management.

The Company’s shareholders may communicate with its Board members via written correspondence mailed to the Company’s corporate headquarters at 1001 Brickell Bay Drive, 30th Floor, Miami, Florida 33131. Correspondence will be forwarded as directed by the shareholder. The Company may first review such communications and screen out solicitations for goods and services and similar inappropriate communications unrelated to the Company or its business.

Historically, all of the Company’s directors have been expected to attend the annual meeting of shareholders in person. All of the Company’s directors attended the 2023 Annual Meeting of Shareholders in person. All of the Company’s directors are expected to attend the 2024 Annual Meeting of Shareholders in person, but will be given the option to attend via video conference.

COMPENSATION COMMITTEE REPORT

The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis below. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for its fiscal year ended December 29, 2023, and the Board has approved that recommendation.

Respectfully submitted,

Compensation Committee

John R. Harris, Chairman

Maria A. Bofill

Richard N. Hamlin

Robert A. Rivero

Alan T.G. Wix

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy and Objectives

The Committee’s objectives relating to compensation are to align the financial interests of its leaders with those of its shareholders and to attract and retain highly qualified executives. The Company achieves these objectives by linking a substantial portion of each individual’s compensation to the achievement of financial and operational objectives in a particular business unit or the Company as a whole. The Compensation Committee has adopted a “pay-for-performance” compensation program for the Company’s named executive officers. The program primarily rewards the achievement of annual adjusted diluted net earnings per share targets which, if met, result in the payment of cash bonuses and equity bonuses, which are in the form of performance-based restricted stock units. The program also rewards the achievement of long-term business objectives based on the continued improvement of operating performance, earnings growth and share value appreciation by vesting these performance-based restricted stock units over a subsequent minimum three-year period. This represents the long-term component of our executive compensation programs. This vesting period, during which the value of our common stock can rise or fall based on Company performance, places a premium on the execution of the Company’s long-term strategy and further aligns our executives’ interests with those of our shareholders. The short-term and long-term components of the Company’s compensation programs require the Company’s executive officers to focus on the future growth and current profitability of the Company, as well as, on increasing shareholder value. In mid-2023, the Committee introduced a program that allowed Messrs. Fernandez and Dungan the opportunity to earn a performance-based equity grant in the form of restricted stock units that would vest over a three year period equal to the actual dilutive impact from the planned annual contract value ("ACV") investments in 2023. This program is being modified and continued for 2024. (See "Executive Compensation Decisions for 2024" on page 20 of this proxy statement). The Committee believes that this new program further aligns the performance goals and compensation opportunities for Messrs. Fernandez and Dungan with the importance our shareholders place on the growth of our recurring revenue services.

The main goals of the Company’s executive compensation program are as follows:

•
to motivate and focus executives on critical business issues;
•
to ensure that the executive team has clear goals and accountability with respect to the Company’s financial performance;
•
to attract and retain executive talent;
•
to increase shareholder value; and
•
to provide significant incentive opportunities tied to the attainment of specific financial performance goals.

In order to attract, retain, and commit top executives to the fulfillment of superior performance results, the executive compensation program is designed to provide superior pay opportunities in exchange for superior performance.

The Company believes that its compensation program supports its business strategies and directly links pay with performance results. The Company continues to observe what it believes to be its directly comparative pay market, which is other strategic consulting and business advisory organizations and professional services firms which are mostly of significantly greater size.

In order to assure that its executive compensation is both competitive and appropriate, the Compensation Committee reviews executive compensation periodically to determine whether any adjustments to specific compensation components should be implemented. In connection with this process, the Compensation Committee primarily considers the value of base salary and incentive cash and stock compensation. These compensation components are even more meaningful since the Company does not contribute to any retirement programs in any form including defined benefit, defined contribution or supplemental retirement plans for its executives.

The Compensation Committee also periodically reviews external market data on executive compensation in order to obtain a general understanding of current compensation practices. In 2017, the Compensation Committee retained John Bloedorn, an independent compensation consultant formerly with Mercer who was involved with the development of the Company’s current executive compensation program, to gather relevant marketplace data on total compensation for similar executive positions. This data consisted of annual salary, short-term incentives, long-term incentives, and pay mix. Data was obtained from total compensation information of similarly sized publicly traded companies including a subset of the Company’s historical peer group and the most recent Institutional Shareholder Services peer group at that time. In addition to Mr. Bloedorn’s analysis, the Compensation Committee also considered the Company’s direct competitor group which consisted of primarily private and much larger consulting groups such as McKinsey, Bain, BCG and the consulting arms of PwC, Deloitte, E&Y and KPMG. In reviewing external data, the Compensation Committee does not engage in direct benchmarking to establish compensation levels or make specific compensation decisions for several reasons. One such reason is that the Company has a unique structure, set of skill requirements and differs from many of the larger size surveyed companies. Also, many of the Company’s peer competitors are either privately held or are consulting divisions of companies that are significantly larger than the Company, such as Bain, McKinsey, BCG, Accenture and the consulting groups of the Big Four accounting firms. These companies may not provide public data that can be used for comparative purposes. Instead, the Compensation Committee reviews survey data to gain a better understanding of general compensation practices. In establishing executive compensation, the Compensation Committee takes into account a number of considerations, including individual and Company performance, experience, responsibilities, retention and the lack of a retirement benefits program. Periodic review of external market data is, however, considered to be a necessary point of reference. It is the Company’s preference that performance rather than benchmarking data drive executive compensation. Based on its analysis and advice it received from Mr. Bloedorn, the Compensation Committee determined that its compensation structure and compensation levels were appropriate for the Company. An independent compensation consultant was not engaged in connection with the Compensation Committee’s approval of the 2023 or 2024 executive compensation programs, however, the Company continues to rely on the conclusions of Mr. Bloedorn to make executive compensation decisions.

The Compensation Committee has determined that the advisors retained or consulted by the Committee are independent and raise no conflict of interest concerns. Mr. Bloedorn did not and has not provide any services to the Company other than those services for which he was retained by the Compensation Committee.

The Elements of Executive Compensation at the Company

Overview

The Company’s executive compensation program that applies to its three named executive officers, Messrs. Fernandez, Dungan and Ramirez, rewards the named executive officers for the achievement of exceptional operating results by providing significant incentive opportunities tied to the attainment of specific financial performance goals. The design of the program has been substantially consistent since it was created by the Compensation Committee in 2005 based on recommendations from Mercer, a nationally recognized executive compensation consulting firm. The program consists of base salaries and cash and equity incentive bonus opportunities that the Company believes are market competitive for companies of similar size within its industry. Our executive compensation program consists of two primary elements: (1) short-term compensation in the form of annual compensation, consisting of base salaries, annual cash incentive compensation and employee benefits; and (2) long-term incentive compensation in the form of performance-based restricted stock units which, after being earned through the achievement of performance targets, then vest over a three-year period.

Performance-based cash awards and restricted stock awards are tied to the achievement of adjusted diluted net earnings per share targets based on a Board-approved annual operating plan. Adjusted diluted net earnings per share is defined as net income before income from discontinued operations, if applicable, and excludes restructuring charges and asset impairments, acquisition-related adjustments, non-cash stock compensation expense, the amortization of intangible assets, non-recurring charges and included a tax rate based on Generally Accepted Accounting Principles ("GAAP"). Adjusted diluted net earnings per share is based on weighted average common and common equivalent shares outstanding. In addition, the Compensation Committee retains the right to exclude the impact of certain nonrecurring events from the adjusted diluted net earnings per share calculation when, in the opinion of the Compensation Committee, inclusion would not accurately reflect the core operating performance of the Company. The Committee believes that adjusted diluted net earnings per share is the best measure of core operating performance for determining incentive compensation.

On an annual basis, the Compensation Committee evaluates and establishes the threshold and target achievement levels for the Company’s incentive compensation program for its named executive officers, which consist of its CEO, COO and CFO, which it refers to as “Commence,” “Goal” and “Superior.” If the Company’s performance falls short of the established goals for business growth, then the bonus compensation paid in connection with the program is reduced or no bonuses are paid at all. Payouts are interpolated if results fall between performance levels and extrapolated for performance exceeding the Superior level. The Company believes the targets established for its named executive officers are challenging. This program has been in effect for nineteen years. In two of those years, no bonuses were paid to the named executive officers as the Commence performance target was not achieved. In eight of those years, including for 2023, a bonus was paid based on results which were between the Commence and the Goal targets. Including 2020, during which a modified executive compensation program was utilized in light of the impact of the COVID-19 pandemic on our business, in two of those years, the Goal target was achieved. In seven of those years, over which average adjusted diluted earnings per share growth was 110%, the Company’s performance exceeded the Superior target. Excluding 2010, when adjusted diluted earnings per share growth was 476%, the average adjusted diluted earnings per share growth over the other six years in which Superior targets were achieved was 50%.

The Compensation Committee targets an even balance between the cash and equity incentive award opportunities included in the Company’s compensation programs overall, but weights the equity component in the named executive officer compensation program more heavily in the case of its CEO and COO. Performance-based equity grants issued to employees, other than the Company’s named executive officers, typically vest over a three or four-year period, based on the recipient’s individual compensation program. This is with the exception of two programs designed for the Company’s senior leadership. The first of those programs was introduced in 2020, and vests a portion of the participant’s annual equity opportunity after the conclusion of the compensation year subject to the achievement of a minimal level of Company profitability and the achievement of personal management objectives established for the individual. For 2024, fourteen individuals will participate in this program. Mr. Fernandez and Mr. Dungan do not participate in this program. The second of these programs offers the participant the opportunity to receive a significant equity grant if the person achieves an extraordinary long-term financial goal for which the person has three or four years to achieve. The equity grant, if awarded, would vest on the first anniversary of the grant date. Mr. Fernandez, Mr. Dungan and Mr. Ramirez do not participate in this program. All equity grants, other than those issued upon hiring or for retention purposes, are issued based on the achievement of Company, group or individual performance goals, any combination thereof, or extraordinary individual contribution. Vesting is contingent on continued employment. The Company regards this vesting period as an important retention tool. More importantly, the Company believes that incentive compensation that is paid in the form of equity that vests over three or four years serves as a meaningful long-term incentive, the ultimate value of which is directly correlated to the price of the Company’s common stock at the end of the vesting period. This rewards employees for increasing shareholder value. A heavier weighting on the incentive equity component ties a greater portion of the Company’s CEO and COO’s ultimate compensation to the ability to deliver increased shareholder value over the vesting period. To further ensure the alignment of the CEO’s interests with those of the Company’s shareholders, the Board has adopted stock ownership guidelines that require the CEO to own a number of shares equal in value to six times his annual base salary. The CEO is currently in compliance with these guidelines.

In mid-2023, the Committee introduced a program that allowed Messrs. Fernandez and Dungan to have an opportunity to earn a performance-based equity grant in the form of restricted stock units that would vest over a three year period equal to the actual dilutive impact from the planned ACV investments in 2023. This program produced no payouts for 2023. It is being modified and continued for 2024. (See "Executive Compensation Decisions for 2024" on page 20 of this Proxy Statement). The Committee believes that this new program further aligns the performance goals and compensation opportunities for Messrs. Fernandez and Dungan with the importance our shareholders place on the growth of our recurring revenue services.

Annual Compensation

Annual compensation of the Company’s named executive officers consists of base salaries, annual incentive compensation and employee benefits.

Base Salaries

The salaries payable to the Company’s named executive officers are generally recommended to the Board by the Compensation Committee during the first quarter of each fiscal year. Each of the named executive officers is a party to an employment agreement that establishes a minimum salary level for the named executive officer. The employment agreements do not provide for any guaranteed increases to base salaries. Effective with the beginning of the Company’s 2024 fiscal year, Mr. Fernandez’ base salary was increased from $750,000 to $900,000 and Mr. Dungan’s base salary was increased from $525,000 to $630,000. Mr. Ramirez’s base salary remains $400,000. The CEO’s, COO’s and CFO’s base salaries were last increased in 2005, 2006 and 2020, respectively.

The Company believes the base salaries it currently pays to its named executive officers are at market competitive levels for companies of similar size within its industry. See the “Summary Compensation Table” on page 22 of this proxy statement and the related footnotes for additional information about base salaries.

Incentive Compensation

The Company’s annual incentive program reflects the Compensation Committee’s belief that a significant portion of the named executive officers’ compensation should be tied to Company performance. For 2023, variable, non-guaranteed performance-based compensation paid to Messrs. Fernandez, Dungan and Ramirez represented 68%, 62%, and 47%, respectively, of their total compensation. The annual incentive component of the Company’s executive compensation program consists of annual performance-based cash incentive awards and performance-based equity incentive grants in the form of restricted stock units of which, if earned based on performance, then one third vests annually over a three-year period commencing on the first anniversary of the grant date. These performance-based cash and equity opportunities are tied to the achievement of adjusted diluted net earnings per share targets based on a Board-approved operating plan. Each participant in the Company’s executive compensation program has target cash and equity incentive opportunities expressed as a percentage of salary. Cash and equity payouts are based on the dollar amount of the opportunity earned based on target levels achieved. For our CEO and COO, the equity opportunities have historically been more heavily weighted than the cash opportunities, including in 2023 and for 2024. Performance-based equity incentive awards earned are expressed in a dollar amount and divided by the Company’s share price on the date of grant to calculate the equity incentive grant in the form of restricted stock units, the value of which is ultimately determined by the Company’s stock price on the date of vesting. Messrs. Fernandez and Dungan also have an incentive tied to the increase in the Company’s ACV-based revenue. If the target is achieved, the payout for this incentive would be in restricted stock units that vest over a three-year period. (See "Executive Compensation Decisions for 2024" on page 20 of this proxy statement).

Employee Benefits

The named executive officers, like the rest of the Company’s employees, receive certain customary employee benefits. For 2023, these benefits included health, dental and vision coverage, prescription drug plans, life insurance, flexible spending accounts, short-term and long-term disability insurance and a 401(k) plan. The Company covers approximately 60% of the total cost of the health benefits for its U.S.-based employees, including its named executive officers. In other geographies, the Company’s compensation and benefits packages vary by country and are based on market standards, local custom and legal requirements in the jurisdiction. The Company does not provide for any special retirement-related benefits, such as pensions or 401(k) contribution matches, for its senior executives.

No Perquisites

The Company does not provide any executive perquisites.

Shareholder “Say on Pay” Vote

In the “Say on Pay” vote provided by the Company at its 2023 annual meeting of shareholders, our shareholders approved the compensation of the Company’s executives as disclosed in the Company’s proxy statement for the meeting, with approximately 97% of the votes cast in favor. The Compensation Committee considered the results of this vote in setting the compensation of the Company’s named executive officers and decided to maintain the structure of the Company’s current executive compensation programs for fiscal year 2024.

Executive Compensation Decisions for 2023

Base Salary

The Compensation Committee believes that the base salaries of the Company’s CEO, COO and CFO remained at market competitive levels for companies of similar size within the Company’s industry. The CEO’s and COO’s base salaries were last increased in 2005 and 2006, respectively, before their salaries were increased for the 2024 fiscal year. The CFO’s base salary was last increased in 2020.

Incentive Compensation

Each participant in the Company’s executive compensation program has cash and equity incentive opportunities expressed as a percentage of salary that are tied to specified performance targets. For 2023, incentive compensation awarded to Messrs. Fernandez, Dungan and Ramirez in the form of cash and restricted stock units subject to a three-year vesting period represented 68%, 62%, and 47%, respectively, of their total compensation as reported in the Summary Compensation Table.

At its meeting held on February 16, 2023, the Compensation Committee reviewed and approved the 2023 base salaries and cash and equity incentive plan targets for the Company’s named executive officers as well as the Company’s other senior leaders. The Compensation Committee specifically approved a program for its named executive officers that would pay annual cash and equity bonuses in connection with the achievement of 2023 adjusted diluted earnings per share performance targets. For 2023, the “Goal” and “Superior” targets established by the Compensation Committee were $1.69 and $1.80, respectively. These targets represented a 13% and 20% improvement over the Company’s prior year actual adjusted diluted net earnings per share results, respectively. The non-equity (cash) and equity bonus incentive opportunities for our named executive officers at the Commence, Goal and Superior target levels for 2023, as a percentage of base salary, as seen below:

Name	Principal Position	Non-Equity (Cash) Incentives			Equity Incentives(1)
		Commence	Goal	Superior	Commence	Goal	Superior
Ted A. Fernandez	Chairman, Chief Executive Officer	0%	120%	210%	0%	204%	300%
David N. Dungan	Vice Chairman, Chief Operating Officer	0%	96%	168%	0%	153%	225%
Robert A. Ramirez	Executive Vice President, Chief Financial Officer	0%	60%	90%	0%	60%	90%

(1) Does not include the equity incentive opportunity associated with the ACV compensation program discussed below.

ACV growth is a very important part of the Company’s overall strategy. The Company has and continues to make significant investments designed to grow ACV. Given Messrs. Fernandez and Dungan's heavy personal involvement in the execution of the Company's ACV growth strategy, at its August 3, 2023 meeting the Compensation Committee added a component that would reward Messrs. Fernandez and Dungan for 2023 ACV growth based on an established performance target for 2023 to appropriately align their compensation opportunities with the Company’s current ACV growth objectives. The award under this new ACV growth program would start to be earned if the Company achieved a minimum "Commence" target of 10% ACV growth in fiscal 2023 and would be fully earned if the Company met or exceeded a 20% ACV "Goal" growth rate. There were no targets or incentive opportunities above "Goal" for this program.

2023 Performance Outcomes

In 2023, for executive compensation purposes, the Company’s adjusted diluted earnings per share was $1.55, as compared to the Goal target of $1.69. This resulted in performance-based cash and equity bonuses above the “Commence” level payout but below the Goal level payout under the Company’s 2023 executive compensation plan. Please refer to Appendix A, “Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results” for a reconciliation of adjusted results, including adjusted diluted earnings per share, to reported GAAP results for 2023. The Company did not meet the ACV growth targets contained in the ACV program. As such, there were no payouts under this program.

Executive Compensation Decisions for 2024

At its meeting held on February 15, 2024, the Compensation Committee reviewed and approved the 2024 base salaries and cash and equity incentive plan targets for the Company’s named executive officers, as well as for the Company’s other senior leaders. Consistent with prior years, the Compensation Committee specifically approved a program for its named executive officers that, in addition to base salaries, would pay annual cash and equity incentive bonuses in connection with the achievement of specified 2024 performance targets. The Compensation Committee chose to retain annual adjusted diluted net earnings per share as the performance target in 2024.

Effective with the beginning of the Company’s 2024 fiscal year, Mr. Fernandez’ base salary was increased from $750,000 to $900,000 and Mr. Dungan’s base salary was increased from $525,000 to $630,000. Mr. Ramirez’s base salary remains $400,000. The CEO’s, COO’s and CFO’s base salaries were last increased in 2005, 2006 and 2020, respectively.

The Company’s Compensation Committee has once again established challenging performance targets for 2024. Given the strategic focus and investment in growing ACV, the Compensation Committee has decided to adjust the annual “Commence,” “Goal” and “Superior” targets from 85%, 113% and 120% percent of 2022 actual adjusted diluted earnings per share, respectively, utilized in the 2023 executive compensation program to 80%, 110% and 115% percent of 2023 actual adjusted diluted earnings per share, respectively, utilized in the 2024 executive compensation program, due to the upfront investment and the deferred revenue aspect associated with ACV sales. The non-equity (cash) and equity bonus incentive opportunities for our named executive officers at the Commence, Goal and Superior target levels for 2024, as a percentage of base salary, remains the same as in 2023.

Also for 2024, Mr. Fernandez and Mr. Dungan will have the opportunity to receive an equity grant that will vest over a three-year period should ACV growth related to the Company’s executive advisory services, excluding its intellectual property as-a-service programs, meets or exceeds a “Goal” target of 15% measured from January 1, 2023 to the end of fiscal 2024. This bonus will begin to accrue or “Commence” at 5% ACV growth achievement. If the Goal target is achieved, Messrs. Fernandez and Dungan would receive an equity grant with a fair market value on the date of grant of $585,000 and $315,000, respectively. There were no targets or incentive opportunities above "Goal" for this program.

For 2024, Mr. Ramirez will also participate in our senior leadership equity program whereby an annual equity opportunity is subject to the achievement of personal management objectives approved by the Compensation Committee.

Timing of Equity Incentive Plan Awards and Discretionary Equity Awards

The Company does not have a program, plan or practice to time equity awards, including option grants, to its named executive officers or directors in coordination with the release of material non-public information. The Company consistently presents to its Compensation Committee for approval all year-end cash and equity bonus awards based on the previous year’s results at the first Compensation Committee meeting of the year. However, the timing of this approval may be changed in the event of extraordinary circumstances. The Company’s equity plan expressly prohibits the repricing of options and SARs.

Tax and Accounting Considerations and Compensation Deductibility Policy

In evaluating compensation program alternatives, the Compensation Committee considers, among other factors, the potential impact on the Company of Section 162 (m) of the Internal Revenue Code (“Section 162(m)”). Section 162(m) imposes a $1,000,000 per person limit on the annual tax deduction for compensation paid to the Company’s CEO, CFO, and certain other current and former executive officers.

The Compensation Committee, however, believes that it is important for it to retain maximum flexibility in designing compensation programs that are in the best interests of the Company and its stockholders, even if such approach results in certain amounts that may be payable in excess of $1,000,000 to not be deductible under Section 162(m). As a result, the Compensation Committee has approved and reserves the right to approve compensation that does not qualify for deductibility in circumstances it deems appropriate to promote varying corporate goals.

Compensation Recovery

In 2023, the Company adopted a Compensation Recoupment Policy that complies with recent SEC and Nasdaq rules that require the recovery from its current or former covered officers of any erroneously awarded compensation in the three-year period prior to a restatement. A copy of the Company’s Incentive Compensation Recoupment Policy can be found on the Company’s website at https://www.thehackettgroup.com/governance/.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)		Non-Equity Incentive Plan Compensation ($)(1)	Total ($)
Ted A. Fernandez	2023	750,000	1,023,570		602,100	2,375,670
(Chairman, Chief	2022	750,000	2,748,240		2,042,100	5,540,340
Executive Officer)	2021	750,000	3,027,600		2,304,000	6,081,600

David N. Dungan	2023	525,000	537,374		337,176	1,399,550
(Vice Chairman, Chief	2022	525,000	1,442,826		1,143,576	3,111,402
Operating Officer)	2021	525,000	1,589,490		1,290,240	3,404,730

Robert A. Ramirez	2023	400,000	200,280	(3)	160,560	760,840
(Executive Vice President	2022	400,000	443,040		443,040	1,286,080
Finance and Chief Financial Officer)	2021	400,000	489,600		489,600	1,379,200

(1)
See “Compensation Discussion and Analysis” beginning on page 15 of this proxy statement for a discussion of how the non-equity (cash) incentive amounts are determined. These non-equity (cash) and equity grants are performance-based and were determined based on the achievement of annual adjusted diluted net earnings per share targets. Also see the “Grants of Plan-Based Awards” table on page 23 of this proxy statement for additional detail on non-equity (cash) and equity incentive compensation earned based on fiscal 2023 performance.
(2)
Amounts shown in this column are based on the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, as amended, of grants of performance-based restricted stock units to the named executive officers in the applicable fiscal year. Assumptions used in the calculation of the amounts in this column are described in Note 10 to our audited consolidated financial statements contained in our Form 10-K for the fiscal year ended December 29, 2023.
(3)
Includes 5,468 restricted stock units granted on February 17, 2023 which vested in full one year from the date of grant subject to Mr. Ramirez’ satisfaction of the achievement of personal management objectives established.

GRANTS OF PLAN-BASED AWARDS
FOR FISCAL YEAR 2023

The following table sets forth information on the cash and equity grant awards issued to the named executive officers under the Company’s executive compensation plan for fiscal 2023.

Name	Grant Date	Cash (Non-Equity) Incentive Compensation Awards ($)	Equity (Restricted Stock Unit) Incentive Compensation (#)(1)		Grant Date Fair Value of Stock Awards ($)
Ted A. Fernandez	February 16, 2024	602,100	43,742		1,023,570
David N. Dungan	February 16, 2024	337,176	22,965		537,374
Robert A. Ramirez	February 16, 2024	160,560	8,900	(2)	200,280

(1)
See “Compensation Discussion and Analysis” beginning on page 15 of this proxy statement for a discussion of the performance criteria and how these performance-based awards are determined. One third of each equity grant vests annually beginning with the first anniversary of the grant date.
(2)
Includes 5,468 restricted stock units granted on February 17, 2023 which vested in full one year from the date of grant subject to Mr. Ramirez’ satisfaction of the achievement of personal management objectives established. See “Executive Compensation Decisions for 2024” on page 20 of this proxy statement for more information about these restricted stock units.

Equity Compensation Plan Information

The Company maintains The Hackett Group, Inc. 1998 Stock Option and Incentive Plan, as amended (the “Plan”) and The Hackett Group, Inc. Employee Stock Purchase Plan, as amended (the “ESPP”).

The table below sets forth the following information as of December 29, 2023, for (1) all compensation plans previously approved by the Company’s shareholders and (2) all compensation plans not previously approved by the Company’s shareholders:

•	The number of securities to be issued upon the exercise of outstanding options, warrants and rights and the vesting of unvested restricted stock units;

•	The weighted-average exercise price of such outstanding options, warrants and rights; and

•

The number of securities remaining available for future issuance under the plans, other than securities to be issued upon the exercise of such outstanding options, warrants and rights and the vesting of restricted stock units.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights and the Vesting of Unvested Restricted Stock Units (#)		Weighted Average Exercise Price of Outstanding Options and Unvested Restricted Stock Units, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1) (#)(3)
Restricted stock units issued under equity compensation plans approved by shareholders(1)	1,204,782	(4)	—	1,860,487	(2)
Stock options issued under equity compensation plans approved by shareholders(1)	—	(4)	—	438,445
Equity compensation plans not approved by shareholders	—		—	—
Total	1,204,782			2,298,932

(1)
The equity compensation plans approved by the Company’s shareholders are the Plan and the ESPP. The Plan authorizes the issuance of compensation equity awards in the form of restricted stock, restricted stock units, stock options and SARs. Since fiscal year 2005, the Company’s primary equity compensation plan component has been restricted stock units. As such, the Company believes it is important to highlight in this table statistical information related to the restricted stock units issued, outstanding and unvested as well as the shares available under the sublimit for issuance of restricted stock and restricted stock units under the Plan.
(2)
As of the Record Date, the number of shares available for issuance pursuant to awards of restricted stock or restricted stock units was 1,473,576.
(3)
This amount does not include 197,779 shares available for issuance under the ESPP.
(4)
As of the Record Date, the number of issued and unvested restricted stock units was 1,069,382. There were no outstanding stock options, either vested or unvested.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unvested restricted stock units for each named executive officer outstanding as of the end of fiscal 2023.

(Does not include equity awards granted after fiscal year-end. See the “Grants of Plan-Based Awards” table on page 23 of this Proxy Statement and “Executive Compensation Decisions for 2023” on page 19 of this proxy statement for information on payments and grants made following the 2023 fiscal year-end related to 2023 performance-based compensation.)

	Outstanding Restricted Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Ted A. Fernandez	245,799	(1)	5,596,843
David N. Dungan	129,044	(2)	2,938,332
Robert A. Ramirez	46,781	(3)	1,065,203

(1)
Includes 245,799 performance-based restricted stock units granted in 2021, 2022 and 2023 for 2020, 2021 and 2022 fiscal year performance, respectively. In 2024, 109,811 of the restricted stock units will vest. Excludes 43,742, restricted stock units granted on February 16, 2024, for 2023 fiscal year performance, one third of which will vest annually on the anniversary of the date of grant. See “Executive Compensation Decisions for 2023” on page 19 of this proxy statement for more information about these restricted stock units.
(2)
Includes 129,044 performance-based restricted stock units granted in 2021, 2022 and 2023 for 2020, 2021 and 2022 fiscal year performance, respectively. In 2024, 57,652 of the restricted stock units will vest. Excludes 22,965, restricted stock units granted on February 16, 2024, for 2023 fiscal year performance, one third of which will vest annually on the anniversary of the date of grant. See “Executive Compensation Decisions for 2023” on page 19 of this proxy statement for more information about these restricted stock units.
(3)
Includes 45,076 performance-based restricted stock units granted in 2021, 2022 and 2023 for 2020, 2021 and 2022 fiscal year performance, respectively, and includes a discretionary grant of 1,705 restricted stock units granted in 2020. In 2024, 24,851 of the restricted stock units will vest. Excludes 3,431, restricted stock units granted on February 16, 2024, for 2023 fiscal year performance, one third of which will vest annually on the anniversary of the date of grant. Excludes 5,128 restricted stock units granted on February 16, 2024, which vest in full one year from the date of grant subject to Mr. Ramirez’ satisfaction of the achievement of established personal management objectives. See “Executive Compensation Decisions for 2023” on page 19 of this proxy statement for more information about these restricted stock units.

OPTION EXERCISES AND STOCK VESTED
(During fiscal year-ended December 29, 2023)

The following table sets forth information concerning the vesting of stock awards in the form of restricted stock units, for each named executive officer during fiscal 2023. Value realized is based on the closing price for the Company’s common stock on the date of exercise or vesting, respectively.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Ted A. Fernandez	81,050	1,756,354
David N. Dungan	42,552	922,102
Robert A. Ramirez	14,164	306,934

(1)
Reflects the total number of vested restricted stock units. The following table provides additional information regarding the vested restricted stock units:

Name	Total Number of Restricted Stock Units Vested (#)	Net Restricted Stock Units Received After Tax Withholding (#)
Ted A. Fernandez	81,050	49,157
David N. Dungan	42,552	23,361
Robert A. Ramirez	14,164	10,715

Narrative Disclosure to Summary Compensation Table and Plan-Based Awards Table

Mr. Fernandez

Mr. Fernandez entered into an employment agreement with the Company effective as of June 2, 1998. It was amended on November 10, 2004, June 10, 2005, December 30, 2008 and March 10, 2017. The agreement provides for a three-year term (with an automatic renewal for one additional year on each subsequent anniversary thereafter unless either party gives contrary notice) and currently provides for an annual salary and bonus to be determined and paid pursuant to a bonus plan to be adopted by the Board for each fiscal year. The agreement also contains certain confidentiality, non-competition and non-solicitation provisions. Mr. Fernandez’s employment agreement also includes the following provisions:

•
upon termination by the Company without cause, or upon termination by Mr. Fernandez for “good reason,” Mr. Fernandez will receive one year’s annual salary and bonus paid in lump sum and full vesting of all issued and outstanding equity grants;
•
upon termination for disability, Mr. Fernandez will receive one year’s annual salary and bonus paid in lump sum and full vesting of all issued and outstanding equity grants;
•
upon termination due to death, all issued and outstanding equity grants will immediately vest and or settle;
•
upon a change of control, upon termination, Mr. Fernandez will receive two hundred percent of his annual salary and bonus paid in a lump sum and full vesting of all unvested issued and outstanding equity grants upon termination. The calculation of the change of control payment equals two hundred percent (200%) of Mr. Fernandez’s average total compensation for the three full fiscal years immediately preceding the change of control; and
•
the agreement does not provide for any golden parachute excise tax gross-ups.

Also see “Compensation Discussion and Analysis – The Elements of Executive Compensation at the Company” on page 16 of this proxy statement.

Mr. Dungan

Mr. Dungan entered into an employment agreement with the Company effective as of December 26, 2001. It was amended on November 10, 2004, March 24, 2006, December 30, 2008 and March 10, 2017. Mr. Dungan’s agreement provides for a three-year term (with an automatic renewal for one additional year on the first and each subsequent anniversary thereafter unless either party gives contrary notice) and currently provides for an annual salary and bonus to be determined and paid pursuant to a bonus plan to be adopted by the Board for each fiscal year. The agreement contains certain confidentiality, non-competition and non-solicitation provisions. The agreement also includes the following provisions:

•
upon termination by the Company without cause, or upon termination by Mr. Dungan for “good reason,” Mr. Dungan will receive one year’s annual salary and bonus paid in lump sum and full vesting of all issued and outstanding equity grants;
•
upon termination for disability, Mr. Dungan will receive one year’s annual salary and bonus paid in lump sum and full vesting of all issued and outstanding equity grants;
•
upon termination due to death, all issued and outstanding equity grants will immediately vest and or settle;
•
after a change of control, upon termination, Mr. Dungan will receive two hundred percent of his annual salary and bonus paid in a lump sum and full vesting of all unvested issued and outstanding equity grants upon termination. The calculation of the change of control payment equals two hundred percent (200%) of Mr. Dungan’s average total compensation for the three full fiscal years immediately preceding the change of control; and
•
the agreement does not provide for any golden parachute excise tax gross-ups.

Also see “Compensation Discussion and Analysis – The Elements of Executive Compensation at the Company” on page 16 of this proxy statement.

Mr. Ramirez

Mr. Ramirez entered into an employment agreement with the Company effective as of August 1, 2007. Mr. Ramirez’s employment agreement provided for a three-year term (with an automatic renewal for one additional year thereafter on each subsequent anniversary unless either party gives contrary notice) and currently provides for an annual salary and bonus pursuant to a bonus plan to be adopted by the Board for each fiscal year. The agreement contains provisions regarding confidentiality, non-competition and non-solicitation. The agreement also includes the following provisions:

•
if Mr. Ramirez is terminated by the Company without cause, or Mr. Ramirez terminates his employment with “good reason,” Mr. Ramirez will be entitled to a severance payment at the rate of his annual salary and benefits for a six-month period from the date of termination;
•
if Mr. Ramirez finds new employment after termination, the Company may eliminate or reduce such severance payments and benefits;
•
if Mr. Ramirez’s employment is terminated by the Company without cause or by Mr. Ramirez with “good reason,” in either case in anticipation of in connection with or within one year after a “change of control” (as defined), his salary will be continued for one year, his benefits will be continued for one year (subject to cessation if Mr. Ramirez is entitled to similar benefits from a new employer) and all unvested issued and outstanding equity grants will immediately vest; and
•
the agreement does not provide for any golden parachute excise tax gross-ups.

Also see “Compensation Discussion and Analysis – The Elements of Executive Compensation at the Company” on page 16 of this proxy statement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below quantify (in U.S. dollars) the potential payments upon termination or a change in control of the Company for each of the named executive officers actively employed by the Company at the end of fiscal year 2023. All amounts are calculated assuming (i) a termination date of December 29, 2023 and (ii) the price per share of the Company’s securities was the closing market price as of that date. These payments are subject to the terms of the employment agreements that are summarized under “Narrative Disclosure to Summary Compensation Table and Plan-Based Awards Table” on page 26 of this proxy statement.

Mr. Fernandez’s Benefits and Payments Upon Termination	Death ($)	Disability ($)	By the Company for Cause ($)	By the Executive for Good Reason ($)	Change of Control ($)
Compensation:
Base Salary	—	750,000	—	750,000	—
Annual Bonus	—	602,100	—	602,100	—
Restricted Stock Units (unvested and accelerated)(1)	5,596,843	5,596,843	—	5,596,843	5,596,843
Change of Control Payment	—	—	—	—	9,331,740

Benefits and Perquisites:
Health Insurance Premiums	—	23,708	—	23,708	23,708
Life, Accidental Death and Disability Premiums	—	4,436	—	4,436	4,436
Life Insurance Premium	—	19,829	—	19,829	19,829
Gross-up Payment	—	—	—	—	—

Total	5,596,843	6,996,916	—	6,996,916	14,976,556

Mr. Dungan’s Benefits and Payments Upon Termination	Death ($)	Disability ($)	By the Company for Cause ($)	By the Executive for Good Reason ($)	Change of Control ($)
Compensation:
Base Salary	—	525,000	—	525,000	—
Annual Bonus	—	337,176	—	337,176	—
Restricted Stock Units (unvested and accelerated)(2)	2,938,332	2,938,332	—	2,938,332	2,938,332
Change of Control Payment	—	—	—	—	5,277,121

Benefits and Perquisites:
Health Insurance Premiums	—	16,247	—	16,247	16,247
Life, Accidental Death and Disability Premiums	—	1,111	—	1,111	1,111
Life Insurance Premium	—	—	—	—	—
Gross-up Payment	—	—	—	—	—
					—
Total	2,938,332	3,817,866	—	3,817,866	8,232,811

Mr. Ramirez’s Benefits and Payments Upon Termination	Death ($)	Disability ($)	By the Company for Cause ($)	By the Executive for Good Reason ($)	Change of Control ($)
Compensation:
Base Salary	—	—	—	200,000	400,000
Annual Bonus	—	—	—	—	—
Stock Options and Restricted Stock Units (unvested and accelerated)(3)	1,065,203	1,065,203	—	1,065,203	1,065,203
Benefits and Perquisites:
Health Insurance Premiums	—	23,904	—	23,904	23,904
Life, Accidental Death and Disability Premiums	—	4,144	—	4,144	4,144
Life Insurance Premium	—	11,089	—	11,089	11,089
Gross-up Payment	—	—	—	—	—

Total	1,065,203	1,104,340	—	1,304,340	1,504,340

(1)
Includes value of 245,799 unvested restricted stock units outstanding at year end. The outstanding restricted stock units would vest upon a change of control, Mr. Fernandez’s death, disability, resignation for good reason or involuntary termination without cause.

(2)
Includes value of 129,044 unvested restricted stock units outstanding at year end. The outstanding restricted stock units would vest upon a change of control, Mr. Dungan’s death, disability, resignation for good reason or involuntary termination without cause.
(3)
Includes value of 46,781 unvested restricted stock units outstanding at year end. The outstanding restricted stock units would vest upon a change of control, Mr. Ramirez’s death, disability, resignation for good reason or involuntary termination without cause.

In certain cases, the tax laws deny an income tax deduction for payments that are contingent upon a change in control. Benefits under the employment agreements will be delayed or modified if such delays or modifications are necessary to comply with the rules governing deferred compensation plans under Section 409A of the Internal Revenue Code.

DIRECTOR COMPENSATION

Director Compensation for 2023

Directors who are officers or employees of the Company or any subsidiary of the Company receive no additional compensation for serving on the Board or any of its committees. Each outside director receives an annual $40,000 cash retainer, paid quarterly. All directors are reimbursed for travel expenses incurred in connection with attending Board and committee meetings.

The Company’s outside directors also receive an annual restricted stock unit grant equal in value to $72,000 on the date of grant. All restricted stock units granted under this program will vest in full on the one-year anniversary of the date of grant and will also vest upon involuntary termination of service, including change of control. Upon reaching ten years of service on the Board, outside director members receive a restricted stock unit grant equal in number of units to his or her annual service grant for that year. Each of the Company’s outside directors is allowed to elect to defer the receipt of their shares upon vesting for three years, five years or until death, disability or termination of service on the Board.

Director Compensation for Fiscal 2023

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Maria A. Bofill	40,000	72,000	112,000
Richard N. Hamlin	40,000	72,000	112,000
John R. Harris	40,000	72,000	112,000
Robert A. Rivero	40,000	72,000	112,000
Alan T.G. Wix	40,000	72,000	112,000

(1)
Amounts shown in this column are based on the aggregate grant date fair value as computed in accordance with FASB ASC Topic 718, as amended, for restricted stock units during fiscal 2023. The aggregate number of restricted stock unit awards and the aggregate number of stock option awards outstanding at fiscal year-end appears in the “Outstanding Director Equity Awards at 2023 Fiscal Year-End” table below.

Director Compensation for 2024

For 2024, the Company’s Outside Director Compensation Program will remain unchanged.

OUTSTANDING DIRECTOR EQUITY AWARDS
AT 2023 FISCAL YEAR-END

Name	Restricted Stock Unit Awards (unvested) (#)
Maria A. Bofill	3,282	(1)
Richard N. Hamlin	3,282	(1)
John R. Harris	3,282	(1)
Robert A. Rivero	3,282	(1)
Alan T.G. Wix	3,282	(1)

(1)
Does not include 3,077 restricted stock units granted on February 16, 2024, in connection with the Company’s Outside Director Compensation Plan, which vest on the first anniversary of the date of grant.

Compensation Committee Interlocks

The Compensation Committee consists of Messrs. Harris (Chairman), Hamlin, Rivero and Wix and Ms. Bofill. No current or former member of the Compensation Committee is, or has ever been, an officer or employee of the Company. None of the Company’s directors and none of their family members are employed as an executive of another company where any of the Company’s executives serve on the compensation committee of which the director is an executive.

PAY RATIO

Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934 (the "Exchange Act").

In identifying our median employee, our calculation included the base salary for each employee as of December 29, 2023, commissions paid in 2023 and any cash and equity performance and non-performance-based bonus compensation paid or granted, respectively, to such employees in 2024, based on their performance for fiscal year 2023. Bonus information for 2023 was not available for all employees as of the Record Date as several of our practices conduct performance reviews during the first quarter of the year and approve raises and pay bonuses in April. For employees in these practices we estimated 2023 cash and equity bonuses. The amount included for equity performance and non-performance-based bonus compensation grants equaled the fair market value of the shares underlying such grant as of the grant date, however, these grants are subject to time vesting which requires continued employment of the grantee for a period of time ranging from one year, or three to four years. Cash compensation for these purposes included base salary or wages plus overtime pay, cash bonuses, cash commissions and comparable cash elements of compensation in non-U.S. jurisdictions, if applicable, and was calculated using internal payroll and/or tax records. Salaries or wages paid in non-U.S. jurisdictions were converted to U.S. dollars using exchange rates in effect as of December 29, 2023. We did not apply any cost-of-living adjustments as part of the calculation.

We selected the median employee based on 1,228 full-time and part-time workers who were employed as of December 29, 2023.

The fiscal year 2023 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $2,375,670. The 2023 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $110,001. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2023 is 22 to 1.

We have employees in countries with differing labor market characteristics. As such, for purposes of comparability we have also calculated the total annual compensation for our median employee in the United States where we have 661 employees and generate the majority of our revenue and profitability. The total annual compensation for the median U.S. based employee is $189,100 The ratio of our CEO’s annual total compensation to our median U.S. based employee’s total compensation for fiscal year 2023 is 13 to 1.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information concerning pay versus performance.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO(1)(2)	Compensation Actually Paid to CEO(3)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers(1)(2)	Average Compensation Actually Paid to Non-CEO Named Executive Officers(3)	Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)	Net Income(6)	Adjusted Diluted Earnings Per Share(7)(8)
2023	$2,375,670	$4,557,509	$1,080,195	$1,813,398	$156	$139	34,151	$1.55
2022	$5,540,340	$5,954,698	$2,198,741	$2,343,269	$137	$105	40,802	$1.52
2021	$6,081,600	$4,262,516	$2,391,965	$1,780,479	$135	$90	41,545	$1.31
2020	$1,826,932	$1,612,923	$908,539	$875,380	$93	$89	5,473	$0.69

(1) For each year shown, the CEO was Ted A. Fernandez and the other named executive officers were David N. Dungan and Robert A. Ramirez.

(2) The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table (“SCT”) on page 22. See the footnotes to the SCT for further detail regarding the amounts in this column.

(3) See “Computation of Compensation Actually Paid” below for a discussion of the amounts included in this column.

(4) Reflects the cumulative total shareholder return (“TSR”) of the Company for the year ended December 31, 2020, the two-years ended December 31, 2021 and the three years ended December 31, 2022, and the four-years ended December 31, 2023, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends.

(5) Reflects the cumulative total shareholder return of the peer group utilized in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 29, 2023 that consists of Alithya Group Inc. (formerly known as Edgewater Technology, Inc.), Huron Consulting Group, Inc. and Information Services Group, Inc. for the year ended December 31, 2020, the two-years ended December 31, 2021 and the three years ended December 31, 2022, and the four-years ended December 31, 2023, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends.

(6) Amounts in thousands.

(7) The Company only uses adjusted diluted earnings per share to determine the performance-based compensation paid to its named executive officers. As such, it represents, in the Company’s assessment, the most important financial performance measure that is not otherwise disclosed in the table above used by the Company to link Compensation Actually Paid to the registrant’s named executive officers for the years presented in the table. For the definition of adjusted diluted earnings per share see “Compensation Discussion and Analysis – The Elements of Executive Compensation at the Company” on page 16 of this proxy statement.

Computation of Compensation Actually Paid

The amounts shown in this column are computed in accordance with Item 402(v) of Regulation S-K. “Compensation Actually Paid” for our CEO and “Average Compensation Actually Paid” for our other named executive officers was computed as follows:

	CEO				Other NEOs
	2023	2022	2021	2020	2023	2022	2021	2020
SCT Total Compensation	$2,375,670	$5,540,340	$6,081,600	$1,826,932	$1,080,195	$2,198,741	$2,391,965	$908,539
Minus SCT Stock Awards Value	(1,023,570)	(2,748,240)	(3,027,600)	(678,068)	(368,827)	(942,933)	(1,039,545)	(231,175)
Plus Value of Unvested Equity Awards Granted in respective year	2,852,216	3,207,073	959,387	560,879	978,598	1,101,172	327,084	229,377
Change in Value of Unvested Equity Awards during respective year	289,289	(7,063)	247,995	(80,738)	101,282	(2,640)	100,625	(25,943)
Change in Value of Equity Awards Vested in respective year	63,904	(37,412)	1,134	(16,082)	22,150	(11,071)	350	(5,418)
Total Compensation Actually Paid	$4,557,509	$5,954,698	$4,262,516	$1,612,923	$1,813,398	$2,343,269	$1,780,479	$875,380

Relationship Between Compensation Actually Paid and Net Income/Adjusted Diluted Earnings Per Share

The following is provided to describe the relationship between executive compensation and financial performance of the Company, as well as the relationship between the Company’s TSR and the TSR for the Company’s peer group, in each case over the years covered in the table above.

Year	Compensation Actually Paid to CEO(3)(4)	Year over Year Increase (Decrease)	Average Compensation Actually Paid to Non-CEO Named Executive Officers(3)(4)	Year over Year Increase (Decrease)	Net Income(6)	Year over Year Increase (Decrease)	Adjusted Diluted Earnings Per Share	Year over Year Increase (Decrease)
2023	$4,557,509	-23%	$1,813,398	-23%	$34,151	-16%	$1.55	2%
2022	$5,954,698	40%	$2,343,269	32%	$40,802	-2%	$1.52	16%
2021	$4,262,516	164%	$1,780,479	103%	$41,545	659%	$1.31	90%
2020	$1,612,923	-20%	$875,380	3%	$5,473	-76%	$0.69	-31%

Description of Relationship Between Company TSR and Peer Group TSR

Year	Total Shareholder Return(4)	Year over Year Increase (Decrease)	Peer group Total Shareholder Return(5)	Year over Year Increase (Decrease)
2023	$156	14%	$139	32%
2022	$137	1%	$105	16%
2021	$135	46%	$90	2%
2020	$93	-8%	$89	-11%

During 2020, in light of the impact of the COVID-19 pandemic, our Compensation Committee reviewed the previously established performance targets to determine whether appropriately aligned the Company incentive compensation, including that of our named executive officers with the Company’s COVID-impacted forecast and objectives. The Company’s TSR, net income and adjusted diluted earnings per share fell 8%, 76% and 31%, respectively. The 2020 net income amount included a restructuring charge related to the impacts of COVID-19 which was excluded from adjusted diluted earnings per share. The TSR for our peer group fell 11% in 2020. The Compensation Actually Paid to our CEO fell 20%. The Compensation Actually Paid utilizing an average of our COO and CFO increased 3%.

For 2021, as the impacts of the COVID-19 pandemic were still being experienced, but as business began to improve, the Company’s TSR, net income and adjusted diluted earnings per share increased 46%, 659% and 90%, respectively. The TSR for our peer group increased 2%. The Compensation Actually Paid to our CEO increased 164%. The Compensation Actually Paid utilizing an average of our COO and CFO increased 103%.

For 2022, the Company’s TSR increased 1%, net income decreased 2% and adjusted diluted earnings per share increased 16%. The TSR for our peer group increased 16%. The Compensation Actually Paid to our CEO increased 40%. The Compensation Actually Paid utilizing an average of our COO and CFO increased 32%.

For 2023, the Company’s TSR increased 14%, net income decreased 16% and adjusted diluted earnings per share increased 2% respectively. The TSR for our peer group increased 32%. The Compensation Actually Paid to our CEO decreased 23%. The Compensation Actually Paid utilizing an average of our COO and CFO decreased 23%.

Tabular List of Most Important Financial Performance Measures

•
Adjusted diluted earnings per share
•
Annual contract value growth

PROPOSAL 2
TO APPROVE AN AMENDMENT TO THE COMPANY’S 1998 STOCK OPTION AND INCENTIVE PLAN TO (I) INCREASE THE SUBLIMIT FOR ISSUANCES OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS BY 1,200,000 SHARES AND (II) INCREASE THE TOTAL NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 1998 STOCK OPTION AND INCENTIVE PLAN BY 1,200,000 SHARES.

Description of Proposed Amendment. The Board has adopted, subject to shareholder approval, an amendment to the Company’s 1998 Stock Option and Incentive Plan, as amended and restated as of February 15, 2024 (the “Plan”). As described in further detail below, the purpose of the amendment is to increase the sublimit for issuances of restricted stock and restricted stock units by 1,200,000 shares and to increase the total number of shares authorized for issuance under the Plan by 1,200,000 shares. A copy of the Plan (as proposed to be amended) is attached hereto as Appendix B.

The table below contains information about the Plan as of the Record Date and reflects the impact of Proposal 2, assuming approval by the Company’s shareholders.

	As of Record Date			If Proposal 2 is Approved
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights and the Vesting of Unvested Restricted Stock Units (#)	Weighted Average Exercise Price of Outstanding Options and Unvested Restricted Stock Units, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1) (#)	Plan and RSU Sublimit Increase (#)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1) (#)
Restricted stock units issued under equity compensation plans approved by shareholders(1)	1,069,382	—	1,473,576	1,200,000	(2)	2,673,576
Stock options issued under equity compensation plans approved by shareholders(1)	—	$-	438,445	—		438,445
Equity compensation plans not approved by shareholders	—	—	—	—
Total	1,069,382		1,912,021	1,200,000		3,112,021

(1)
The equity compensation plans approved by the Company’s shareholders are the Plan and the Company’s Employee Stock Purchase Plan. The Plan authorizes the issuance of compensation equity awards in the form of restricted stock, restricted stock units, stock options and SARs. Since fiscal year 2005, the Company’s primary equity compensation plan component has been restricted stock units. As such, the Company believes it is important to highlight in this table statistical information related to shares underlying restricted stock units issued, outstanding, unvested and available for issuance under the Plan.
(2)
Since the approval of Proposal 2 would result in an increase in the restricted stock unit sublimit amount that equals the increase in the total shares available for issuance, the increase is reflected as shares available for restricted stock unit issuances.

Increase in Restricted Stock and Restricted Stock Unit Issuance Sublimit. As of the Record Date, 1,473,576 shares were available for issuance under the Plan pursuant to awards of restricted stock or restricted stock units. The Company is seeking additional shares available for the issuance of restricted stock and restricted stock units and a corresponding increase in the total number of shares authorized for issuance under the Plan to ensure that it can fund the Company’s current compensation programs for 2024, including potential grants to senior new hires. The Board believes that the awards currently subject to the limit have and, if the amendment is approved by shareholders, will continue to be a successful element of the Company’s overall compensation strategy and that the approval of the amendment is in the best interest of the Company and its shareholders. If the amendment is not approved, this would create uncertainty with regard to the Company’s ability to continue the current compensation programs. In addition, the Company will have to create an alternative to this equity component in order to provide compensation programs that are considered competitive. The most likely alternatives would be awards settled in cash which would eliminate the significant retention value that comes from the vesting of restricted stock units as well as eliminate shareholder value creation alignment that comes from receiving restricted stock units that vests over time as compared to receiving cash compensation that is not subject to vesting.

Importance of the Equity Component of the Company’s Compensation Programs. The Board believes that the continued growth and success of the Company depends, in large part, upon its ability to attract, retain and motivate key employees. In order to accomplish these goals, the Company must maintain compensation programs that include an appropriate balance of short-term and long-term incentives. The Company’s primary competitors in the strategic consulting and executive advisory sector have compensation programs that are focused on cash compensation and are further supported with meaningful retirement benefits. The Company does not provide any retirement benefits to its executives. The Company’s programs provide for a combination of cash and equity compensation that allows it to compete for high-impact talent. Total compensation is provided in the form of a base salary and performance-based cash bonus and, for its senior leaders including its named executive officers, equity award opportunities, which are both defined as a percentage of salary. A key element of this compensation strategy is the equity component of the Company’s compensation programs which involves the issuance of performance-based restricted stock units. This component allows the Company to distribute to participants equity in lieu of the cash compensation awards that they would receive from most of its competitors. The Board believes that this equity award component of compensation, when funded with restricted stock units under the Plan, accomplishes several key objectives. By issuing restricted stock units based on performance, the Company is able to provide its highest performing associates competitive incentive compensation for current year performance, in lieu of or in addition to cash. This acts as a significant retention tool and aligns the recipients’ interests with those of our shareholders since the awards vest over a three-year period. Additionally, the issuance of equity is essential to the compensation and retention of senior executives since the Company does not provide any retirement (pension or 401(k) match) benefits to this group.

Impact of Plan Amendment. If the Plan amendment is approved by the Company’s shareholders, total shares available for issuance under the Plan will be 3,112,021 as of the Record Date. The aggregate sublimit for restricted stock and restricted stock unit issuances including increases approved by our shareholders since the inception of the Plan will be 20,930,237 shares. The total number of shares available for restricted stock and restricted stock unit issuances will be 2,673,576 shares. These shares and an additional 438,445 would be available for the issuance of stock options and SARs under the Plan as of the Record Date.

Aspects of Equity Compensation at The Hackett Group. The Company’s equity incentive plan for its named executive officers provides significant incentive opportunities tied to the attainment of specific financial performance goals (currently annual adjusted diluted net earnings per share and annual contract value growth targets), which are tied to an operating plan approved by the Board. Similar equity incentive plans exist for the senior service line and practice leaders of the Company with significant responsibilities. The targets for these leaders are tied to the performance of the individual service lines and practices they manage. Each participant in these programs has target equity incentive opportunities expressed as a percentage of salary. The payout levels for our named executive officers and senior service line and practice leaders are based on target achievements that, when taken in the aggregate, should result in a certain level of operating results for the Company as a whole that warrants equity bonus payouts at these levels. As the annual level of corporate performance (measured in adjusted diluted net earnings per share for our named executive officers) changes, so too will the number of potential restricted stock units that may be awarded in any given year. There are typically three levels of performance achievement for our equity incentive programs: “Commence,” “Goal” and “Superior.” Performance-based incentive awards earned (calculated in U.S. Dollars) are divided by the Company’s share price on the date of grant to calculate the equity incentive grant in the form of restricted stock units. Therefore, as the share price increases, the number of restricted stock units issued decreases and vice versa. If Company performance falls short of the Board’s goals for the business, then the bonus compensation paid in connection with these programs is reduced or eliminated. In addition to the programs described above, beginning in 2020, approximately 14 of the Company’s senior leaders, excluding our CEO and COO, participate in a program that vests a portion of the program participant’s annual equity opportunity after the conclusion of the current compensation year subject to the achievement of a minimum level of Company profitability and the achievement of personal management objectives established for each individual.

The foregoing is a broad summary of the 2024 performance-based equity incentive program. The Board retains the right to modify the program in the future. Please refer to the “Compensation Discussion and Analysis” on page 15 of this Proxy Statement for more details on the Company’s executive compensation program and other significant compensation programs.

Restricted Stock Unit Issuance History and the Impact of Company Actions on Volatility. The following table includes for 2020, 2021, 2022 and 2023 the number of earned restricted stock units granted by the Company to its employees and members of its Board of Directors, as well as an estimate for 2024. The Company believes that historical grant activity is the best indication of future activity, subject to fluctuations in the price of the Company’s common stock and Company performance.

Year	Earned and Issued Restricted Stock Units Granted	Year-over-Year Restricted Stock Unit Grant Variances
2020	646,659	19%
2021	516,224	-20%
2022	734,464	42%
2023	590,286	-20%
2024 (est)	450,000	-24%

Material Features of the Plan

The following description of the material terms of the Plan, as amended, is intended to be a summary only. This summary is qualified in its entirety by the complete text of the Plan. Except for the increase in the sublimit for awards of restricted stock and restricted stock units and the increase in the total number of shares available for issuance under the Plan, the proposed amendment for which shareholder approval is sought makes no material changes in the Plan as previously in effect.

Purpose. The purpose of the Plan is to advance the interests of the Company by providing eligible individuals an opportunity to acquire or increase an equity interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and will encourage such eligible individuals to remain employed by the Company. The Board believes that the opportunity to acquire an equity interest in the Company, especially through restricted stock and restricted stock units, will attract and encourage the continued employment and service of officers and other key employees. Further, approval of the amendment to the Plan to increase the aggregate number of shares available for the issuance of restricted stock or restricted stock units will afford the Company the ability to sustain existing performance-based equity compensation plans and the additional flexibility in making awards deemed necessary to support the goals of the Company in the future.

Eligible Individuals. The Plan provides for grants to officers, directors, employees, consultants and other service providers of the Company and its subsidiaries. Approximately 170 individuals are eligible to receive awards under the Plan from time to time. This number of eligible individuals varies from year to year.

Shares Available for Issuance; Award Restrictions. If this Proposal is approved, the number of shares that can be awarded as restricted stock or restricted stock units will increase by 1,20,000, and the total shares authorized for issuance under the Plan will increase by 1,200,000. During any calendar year, the maximum number of options that may be granted to any one person is 1,000,000 and the maximum number of shares underlying the issuance of restricted stock and restricted stock units that may be issued to any one person is 400,000. Each of these limits is subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction. Assuming the amendment is approved by the Company’s shareholders, as of the Record Date, 3,112,021 shares would be available for issuance under the Plan and 2,673,576 shares of restricted stock or restricted stock units would be available for issuance. As of the Record Date, the number of issued and unvested restricted stock units was 1,069,382 The Company did not have any outstanding stock options.

Administration. The Board has such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation, bylaws and applicable law. The Board, from time to time, may delegate to a committee such powers and authorities related to the administration and implementation of the Plan as the Board shall determine. The Board has the full power and authority to take all actions and to make all determinations required or provided for under the Plan and to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Company’s Compensation Committee has been delegated the authority to administer the Plan.

Stock Subject to the Plan. The shares issued or to be issued under the Plan are shares of the Company’s common stock. On the Record Date, the closing market price of the Company’s common stock on the NASDAQ was $24.18.

Types of Awards. Awards under the Plan include incentive stock options, non-qualified stock options, restricted stock, restricted stock units and SARs.

Stock Options. The Board may, from time to time, grant nonqualified stock options or incentive stock options (within the meaning of Section 422 of the Internal Revenue Code). The exercise price of all stock options generally may not be less than 100% (110% in the case of incentive stock options granted to individuals who own more than 10% of the Company’s voting securities) of the fair market value of a share of common stock on the date of grant. Unless otherwise specified in an award agreement, stock options expire ten years after the date of grant (five years in the case of incentive stock options granted to individuals who own more than 10% of the Company’s voting securities). Unless otherwise determined by the Board, (i) upon a termination of a grantee’s employment other than for death or disability, unvested options will terminate and be cancelled immediately and vested options will remain exercisable for 90 days, (ii) upon a grantee’s termination due to death all options will vest and will remain exercisable for one year and (iii) upon a grantee’s termination of employment due to disability, all options will continue to vest and shall remain exercisable for one year.

Restricted Stock and Restricted Stock Units. The Board may, from time to time, grant restricted stock or restricted stock units to persons eligible to receive grants under the Plan, subject to such restrictions, conditions and other terms as the Board may determine. A restricted stock unit represents a conditional right to receive a share of common stock in the future. At the time a grant of restricted stock or restricted stock units is made, the Board shall establish a period of time (but not less than one year) over which the grant vests subject to the continued employment of the grantee (the “Restricted Period”). Each grant of restricted stock or restricted stock units may be subject to a different Restricted Period. The Board may, in its sole discretion, at the time a grant of restricted stock or restricted stock units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate practice or individual performance objectives, which may be applicable to all or any portion of the restricted stock or restricted stock units. Unless otherwise determined by the Board, (i) upon a termination of a grantee’s employment other than for death or disability, unvested restricted stock and restricted stock units will terminate immediately, (ii) upon a grantee’s termination due to death, all restricted stock and restricted stock units will vest immediately and (iii) upon a grantee’s termination of employment due to disability, all restricted stock and restricted stock units will continue to vest for one year.

Stock Appreciation Rights. The Plan allows for the grant of SARs. The exercise price of all SARs generally may not be less than 100% of the fair market value of a share of common stock on the date of grant. SARs expire ten years after the date of grant, unless otherwise specified in an award agreement. Unless otherwise determined by the Board (i) upon a termination of a grantee’s employment other than for death or disability, unvested SARs will terminate and be cancelled immediately and vested SARs will remain exercisable for 90 days, (ii) upon a grantee’s termination due to death all SARs will vest and will remain exercisable for one year and (iii) upon a grantee’s termination of employment due to disability, all SARs will continue to vest and shall remain exercisable for one year. The Company can satisfy its obligation upon exercise of SARs in cash or stock, in the sole discretion of the Board. The grantee may, in the sole discretion of the Board, be awarded dividend equivalent rights with respect to the shares of stock underlying the SARs that have vested as of the date the dividend is declared. Each dividend equivalent right will be distributed to the grantee as a specific dollar amount equal to the dollar amount of the dividend paid on an actual share of stock on the date the dividend is declared multiplied by the number of shares underlying the grantee’s SARs.

Historical Share Grant and Delivery/Vesting Table. The table below is provided to highlight the timing of both the issuance and delivery of performance-based and non-performance-based restricted stock units. All restricted stock units issued to the Company’s employees have time-vesting requirements. Performance-based issuances are granted upon the achievement of annual Company, practice or individual performance goals, or a combination thereof, and are delivered after the satisfaction of additional time-vesting requirements. The Company believes this additional disclosure is important to evaluate the dilutive impact of its equity compensation programs.

	Shares Granted (#)(1)			Shares Delivered/Vested (#)(1)
	2021	2022	2023	2021	2022	2023
Performance based restricted stock units(2)	494,453	724,721	578,611	452,457	596,600	557,274
Non-performance related restricted stock units(3)	21,771	9,743	11,675	14,585	12,758	5,671

Total	516,224	734,464	590,286	467,042	609,358	562,945

Weighted average common and common equivalent shares outstanding				32,882,608	31,961,741	27,636,613
(1)
Excludes restricted shares of common stock subject to vesting requirements issued in connection with acquisitions that do not reduce the number of shares available under the Plan of 1,318 vested in 2023, 1,473 vested in 2022 and 57,779 vested in 2021. No restricted shares of common stock subject to vesting requirements were granted in 2023, 2022 and 2021.
(2)
Units issued upon achievement of Company, practice or individual performance goals, or a combination thereof, with vesting and delivery subject to time vesting.
(3)
Units issued upon hiring subject to vesting requirements.

Performance-Based Awards. The Compensation Committee may designate any stock options, restricted stock, restricted stock units or SARs awarded under the Plan as performance-based compensation. The performance targets that may be used by the Compensation Committee for such grants will be based on the achievement of measurable and attainable financial targets selected by the Compensation Committee from the following list with respect to the Company or its subsidiaries, divisions, departments, regions, functions or business units: costs, expense targets, market share, net income, revenue, net revenue, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, operating income growth, net operating profit, return on assets, return on net assets, sales, total shareholder return, relative total shareholder return (versus an index or peer group), stock price, return on equity, return on capital, total earnings, operating earnings, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) calculated on an adjusted basis or based on generally accepted accounting principles, basic or diluted net earnings per share or earnings per share growth calculated on an adjusted basis or based on generally accepted accounting principles, operating efficiency ratios, economic value added, cash flow return on investment, free cash flow, net cash provided by operations, gross margin, internal rate of return, or a combination thereof as selected by the Compensation Committee.

The performance targets may be measured on an absolute or cumulative basis or on the basis of a percentage of improvement over time and may be measured in terms of the performance of the Company (or its subsidiaries, departments, divisions, regions, functions, or business units) or measured relative to selected peer companies or a market index. The applicable performance goals will be established by the Compensation Committee within 90 days following the commencement of the applicable performance period. Each participant will be assigned a target number of shares of stock options, restricted stock, restricted stock units or SARs payable (expressed as a percentage of salary) if the specified performance targets are achieved. At the end of the performance period, the Compensation Committee will certify the attainment of the performance targets and payment of the awards is conditioned upon such certification. The Compensation Committee may provide that the number of shares of common stock payable under a grant will exceed the target number, but in no event can the amounts exceed the limits described above.

Re-pricing of Options. The Plan prohibits re-pricing of stock options and SARs. For these purposes, to re-price a stock option or SAR means (i) to reduce the exercise price in an existing award, or (ii) to grant a new award with a lower exercise or grant price in exchange for the cancellation of the original award.

Transferability. Except as otherwise provided in the Plan or an applicable award agreement, during the lifetime of a grantee, only the grantee (or, in the event of legal incapacity or incompetence, the grantee’s guardian or legal representative), may exercise an option or SAR. Except as otherwise provided in the Plan or an applicable award agreement, no option or SAR shall be assignable or transferable by the grantee to whom it is granted, other than by will or the laws of descent and distribution. Notwithstanding the forgoing, the Board may permit a grantee to transfer an option without consideration to a family member (as defined in the Plan). Neither restricted stock nor restricted stock units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such restricted stock or restricted stock units other than by will or the laws of descent and distribution.

Recoupment. All grants made under the Plan, any payments made under the Plan and any gains realized upon exercise or settlement of a grant are subject to claw-back or recoupment as permitted or mandated by applicable law, rules, regulations or any Company policy or as set forth in an award agreement.

Term; Amendment. The Plan will remain in effect until terminated by the Board, however, no incentive stock options may be granted on or after the 10th anniversary of the last shareholder approval of the Plan (five years in the case of incentive stock options granted to individuals who own more than 10% of the Company’s voting securities). The Board may generally amend or terminate the Plan at any time to the extent permitted by applicable laws, rules and regulations.

Change of Control. Awards granted under the Plan may vest upon a change of control of the Company (as defined in the Plan), if the awards are not assumed or substituted for by an acquiring company. Outstanding options and other awards will be adjusted in the event of a stock split or other similar corporate transactions.

Summary of U.S. Federal Tax Consequences. The following is a brief and general discussion of the U.S. federal income tax rules applicable to awards granted under the Plan.

Options Generally. The grant of an option is not a taxable event for the optionee or the Company.

Incentive Stock Options. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of shares of common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the forgoing tax treatment, the grantee generally must be an employee of the Company from the date the option is granted through a date within three months before the date of the option is exercised. In the case of a grantee who is disabled or dies, the three-month period is extended to one year. If all of the requirements for incentive stock option treatment are met except for the holding period requirement, the grantee will recognize ordinary income upon the disposition of shares of common stock received pursuant to the exercise of an incentive stock option in an amount equal to the excess of the fair market value of the shares of common stock at the time the option was exercised over the exercise price. The balance of the realized gain, if any, will be taxed at applicable capital gains tax rates. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to the limitations under Section 162(m) of the Internal Revenue Code.

Non-Qualified Stock Options. Upon exercising a stock option that is not an incentive stock option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise. Upon a subsequent sale or exchange of shares of common stock acquired pursuant to the exercise of a non-qualified stock option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares of common stock plus the amount treated as ordinary income at the time the option was exercised).

The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income provided that the deduction is not disallowed under Section 162(m) of the Internal Revenue Code.

Restricted Stock. A grantee will not recognize any taxable income for federal income tax purposes in the year restricted stock is granted, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award, determined without regard to the restrictions. If the grantee does not make a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income subject to Section 162(m).

Restricted Stock Units. There are no immediate tax consequences upon the grant of restricted stock units under the Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of the common stock issued to such grantee at the end of the restriction period or, if later, the payment date. The Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income subject to Section 162(m).

Stock Appreciation Rights. There are no federal income tax consequences when SARs are granted. However, at exercise, the grantee will realize ordinary income in an amount equal to the excess of the fair market value on the exercise date of the shares subject to the option or stock appreciation right over the exercise price of the option or stock appreciation right. If the award is settled in stock, the amount of the gain is taxable at exercise, even if the shares are not sold. Any subsequent gain on the shares is taxable as capital gain.

Section 162(m). Section 162(m) of the Internal Revenue Code sets a limit of $1,000,000 on the amount the Company can deduct for compensation paid to each of the Chief Executive Officer and the other named executive officers other than the Chief Financial Officer. The Compensation Committee believes that tax deductibility is one of several important considerations in determining compensation for the Company’s named executive officers, and therefore retains the flexibility to pay compensation to senior executives based on other considerations, even if certain amounts that may be payable in excess of $1 million may not be deductible under Section 162(m).

The forgoing is not to be considered as tax advice to any person who may be a participant in the Plan and any such persons are advised to consult their own tax counsel. The forgoing is intended to be a general discussion and does not cover all aspects of an individual’s unique tax situation such as the tax consequences of deferred compensation or state and local taxes.

New Plan Benefits. Because the granting of awards under the Plan is completely within the discretion of the Compensation Committee, it is not possible to determine at this time the awards that may be made to officers or other employees under the Plan in the future. However, under the existing incentive compensation plans for the Company’s executive team and senior leaders, the grant of restricted stock units is conditioned upon attainment of certain performance targets and management objectives. The Board reserves the right to make additional grants in its sole discretion. See “Compensation Discussion and Analysis – The Elements of Executive Compensation at the Company – Incentive Compensation” and “Grants of Plan-Based Awards for Fiscal Year 2023” for information concerning annual cash incentive awards and equity plan-based awards, respectively, to our named executive officers in 2023, and “Director Compensation – Director Compensation for 2023” for information on cash and equity awards to our non-employee directors in 2023.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve the amendment to the Plan. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of Proposal 2 to approve the amendment to the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is providing its shareholders an opportunity to indicate whether they support the named executive officer compensation as described in this proxy statement. This advisory vote, commonly referred to as a “Say on Pay” vote, is not intended to address any specific item of compensation, but instead relates to the “Compensation Discussion and Analysis,” the tabular disclosures regarding named executive officer compensation and the narrative disclosures accompanying the tabular presentation. These disclosures allow you to view the Company’s executive compensation program and the application of the Company’s compensation philosophies for the years presented. This advisory vote will be presented on an annual basis unless otherwise disclosed.

The Company’s primary objectives relating to executive compensation are to (1) align the financial interests of its executives with those of its shareholders by linking a substantial portion of each executive’s compensation to the achievement of financial objectives for the Company as a whole and (2) attract and retain highly qualified executives with salaries and incentive programs that are competitive with companies of similar or greater size within its industry.

The Company’s executive compensation programs, which focus on operating performance, earnings growth and share price appreciation, reflect the Company’s “pay for performance” approach to compensation. Annually, our executives have the opportunity to earn cash payouts and equity awards based on the achievement of adjusted diluted net earnings per share growth targets specified by the Company’s Compensation Committee. Another key aspect of the executive compensation programs is that a meaningful part of total compensation is paid with performance-based restricted stock unit grants that not only requires the achievement of a performance-based target to earn the grant, but also has a three-year vesting period following the date of grant which occurs after the performance period. The vesting requirement of the equity portion of the compensation program (1) extends the value of the current year compensation program for an additional three-year period, (2) creates a strong incentive for the executives to increase shareholder value, and (3) serves as a powerful executive retention tool. This equity component is also essential to the compensation and retention of the Company’s executives since the Company does not provide retirement (pension or 401(k) match) benefits for its senior executives and offers no perquisites. Finally, our CEO and COO are significant shareholders which continues to provide an incentive for the CEO and COO to focus on share value appreciation in order to maximize the benefit of the vested awards.

In 2023, for executive compensation purposes, the Company’s adjusted diluted earnings per share was $1.55, as compared to the “Goal” target of $1.69. This resulted in performance-based cash and equity bonuses above the “Commence” level payout but under the Goal level payout under the Company’s 2023 executive compensation program. Please refer to Appendix A, “Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results” for a reconciliation of adjusted results, including adjusted diluted earnings per share, to reported GAAP results for 2023. The non-equity (cash) and equity bonus incentive opportunities for our named executive officers at the Commence, Goal and Superior target levels for 2023, as a percentage of base salary, as seen below:

Name	Principal Position	Non-Equity (Cash) Incentives			Equity Incentives(1)
		Commence	Goal	Superior	Commence	Goal	Superior
Ted A. Fernandez	Chairman, Chief Executive Officer	0%	120%	210%	0%	204%	300%
David N. Dungan	Vice Chairman, Chief Operating Officer	0%	96%	168%	0%	153%	225%
Robert A. Ramirez	Executive Vice President, Chief Financial Officer	0%	60%	90%	0%	60%	90%

(1) Does not include the equity incentive opportunity associated with the annual contract value (“ACV”) compensation program discussed below.

ACV growth is a very important part of the Company’s overall strategy. The Company has and continues to make significant investments designed to grow ACV. Given Messrs. Fernandez and Dungan's heavy personal involvement in the execution of the Company's ACV growth strategy, at its August 3, 2023 meeting the Compensation Committee added a component that would reward Messrs. Fernandez and Dungan for 2023 ACV growth based on an established performance target for 2023 to appropriately align their compensation opportunities with the Company’s current ACV growth objectives. The award under this new ACV growth program would start to be earned if the Company achieved a minimum "Commence" target of 10% ACV growth in fiscal 2023 and would be fully earned if the Company met or exceeded a 20% ACV "Goal" growth rate. There were no targets or incentive opportunities above "Goal" for this program. The Company did not meet the ACV growth targets contained in the ACV program, as such, there were no payouts under this program for 2023.

Effective with the beginning of the Company’s 2024 fiscal year, Mr. Fernandez’ base salary was increased from $750,000 to $900,000 and Mr. Dungan’s base salary was increased from $525,000 to $630,000. Mr. Ramirez’s base salary remains $400,000. The CEO’s, COO’s and CFO’s base salaries were last increased in 2005, 2006 and 2020, respectively.

The Company’s Compensation Committee has once again established challenging performance targets for 2024. Given the strategic focus and investment in growing ACV, the Compensation Committee has decided to adjust the annual “Commence,” “Goal” and “Superior” targets from 85%, 113% and 120% percent of 2022 actual adjusted diluted earnings per share, respectively, utilized in the 2023 executive compensation program to 80%, 110% and 115% percent of 2023 actual adjusted diluted earnings per share, respectively, utilized in the 2024 executive compensation program, due to the upfront investment and the deferred revenue aspect associated with ACV sales.

The non-equity (cash) and equity bonus incentive opportunities for our named executive officers at the Commence, Goal and Superior target levels for 2024, as a percentage of base salary, remain the same as in 2023.

Also for 2024, Mr. Fernandez and Mr. Dungan will have the opportunity to receive an equity grant that will vest over a three-year period should ACV growth related to the Company’s executive advisory services, excluding its intellectual property as-a-service programs, meets or exceeds a “Goal” target of 15% measured from January 1, 2023 to the end of fiscal 2024. This bonus will begin to accrue or “Commence” at 5% ACV growth achievement. If the Goal target is achieved, Messrs. Fernandez and Dungan would receive an equity grant with a fair market value on the date of grant of $585,000 and $315,000, respectively. There were no targets or incentive opportunities above "Goal" for this program.

For 2024, Mr. Ramirez will also participate in our senior leadership equity program which vests a portion of the participant’s annual equity opportunity after the conclusion of the compensation year subject to the achievement of personal management objectives established for each individual.

See “Compensation Discussion and Analysis” beginning on page 15 of this proxy statement for more information regarding aspects of the Company’s executive compensation programs and the Compensation Committee’s decisions in respect of executive compensation in 2023. See also “Narrative Disclosure to Summary Compensation Table and Plan-Based Awards Table” beginning on page 26 of this proxy statement for more information regarding the terms contained in the employment agreements of our named executive officers.

For the reasons discussed in this proxy statement, including under “Compensation Discussion and Analysis” above, the Board unanimously recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board currently consists of Messrs. Hamlin (Chairman), Harris, Rivero and Wix and Ms. Bofill. The Audit Committee is composed of “independent” directors as defined in standards promulgated by the SEC and the Nasdaq. The Board determined that Mr. Hamlin, Mr. Rivero and Ms. Bofill are “audit committee financial experts” under the SEC rules. The Company’s Audit Committee is governed by a written charter. A copy of the Audit Committee Charter can be found on the Company’s website at https://www.thehackettgroup.com/governance/. All members of the Audit Committee share equally the responsibility for the performance of the functions set forth below.

The Audit Committee discussed with RSM US LLP (“RSM”) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has discussed with RSM its independence from management and the Company, and it received the written disclosures and letter from RSM as required by applicable requirements of the PCAOB regarding RSM’s communications with the Audit Committee concerning independence.

The Audit Committee discussed with RSM the overall scope and plans for the Company’s audit. The Audit Committee meets with RSM, without management present when appropriate, to discuss the results of their quarterly reviews and annual examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held 5 meetings during fiscal year 2023.

The Audit Committee approved all audit and non-audit services provided by RSM in fiscal year 2023, as described in “Pre-Approval of Non-Audit Services” below.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In performing its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 29, 2023 with management and with representatives of RSM. The Audit Committee also reviewed, and discussed with management and representatives of RSM, management’s assessment and report and RSM’s report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) inclusion of the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 29, 2023, filed with the SEC.

Pre-Approval of Non-Audit Services

All audit-related services, tax services and other services were approved by the Audit Committee, which concluded that the provision of such services by RSM was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Policy for Pre-Approval of Non-Audit Services provides for pre-approval of non-audit-related, tax and other services specifically described by the Audit Committee in the policy on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. If the entire Audit Committee is not able to convene so that permitted non-audit services desired to be performed by the Company’s independent auditors can be reviewed and approved on a timely basis, the Audit Committee Chairman is authorized to approve such services and make a verbal report to the full Audit Committee as to the nature and cost of such services at the next Audit Committee meeting following such approval.

Respectfully submitted,

Audit Committee

Richard N. Hamlin, Chairman

Maria A. Bofill

John R Harris

Robert A. Rivero

Alan T.G. Wix

PROPOSAL 4
TO RATIFY THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 27, 2024

The Audit Committee of the Board has appointed RSM US LLP (“RSM”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 27, 2024. During fiscal year 2023, RSM served as the Company’s independent registered certified public accounting firm and also provided other audit-related services. See “Fees Paid to Independent Accountants” below.

The appointment of RSM is being presented to the shareholders for ratification. If the appointment is not ratified, the Audit Committee of the Board will consider whether it should select a different independent registered public accounting firm. The Company’s bylaws do not require that the shareholders ratify the appointment of RSM as its independent auditors. This proposal is being submitted to the shareholders because the Company believes it is a matter of good corporate practice. The Company expects that representatives of RSM will be present at the annual meeting in person or by video-conference. They will be given an opportunity to make a statement if they desire to do so, and it is expected that they will be available to respond to appropriate questions.

Fees Paid to Independent Accountants

The following table sets forth fees for professional services provided by RSM and associated entities, including RSM International entities for the audit of the Company’s consolidated financial statements for fiscal years 2023 and 2022 and fees billed for audit-related services, tax services, and all other services rendered by RSM for fiscal years 2023 and 2022:

	2023	2022
Audit Fees(1)	$590,745	$554,992
Audit-Related Fees(2)	$18,540	$17,850
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$150,000

(1) Represents aggregate fees for professional services provided in connection with the audit of the Company’s annual consolidated financial statements, reviews of its quarterly consolidated financial statements and audit services provided in connection with other statutory or regulatory filings. Fees also include the report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2) Represents fees for services in connection with audits of the Company’s benefit plans, mergers and acquisitions and recently issued accounting pronouncements.

(3) Represents fees for services provided in connection with the Company’s tax compliance program.

(4) Represents fees for services provided to the Company not otherwise included in the categories seen above.

If you are a beneficial owner of shares held on your behalf in “street name” by a broker or other nominee, and you do not provide your broker or other nominee with voting instructions, your broker or other nominee will have discretion to vote your shares with respect to this proposal. The proposal will be approved by the vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4: TO RATIFY THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 27, 2024.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

In accordance with the charter for the Audit Committee, the members of the Audit Committee, all of whom are independent directors, review and approve in advance any transaction which involves “related persons,” that is, parties whose relationship with the Company may enable them to negotiate terms more favorable than those available to other, more independent parties and all other transactions to the extent required by Nasdaq or applicable law to be approved by an audit committee or comparable body. For purposes of these procedures, the individuals and entities that are considered “related persons” include:

•
any of the Company’s directors, nominees for director and executive officers;
•
any person known to be the beneficial owner of five percent or more of the Company’s common stock (a “5% Shareholder”); and
•
any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Shareholder.

The following related person transactions occurred during 2023 and 2024 on a year to date basis:

On February 23, 2023, the Company repurchased (i) 19,979 shares of its common stock from Richard Hamlin, a member of the Board; (ii) 3,744 shares of its common stock from John Harris, a member of the Board; (iii) 3,744 shares of its common stock from Robert Rivero, a member of the Board; and (iv) 10,000 shares of its common stock from Alan T.G. Wix, a member of the Board. These repurchases were made at a price per share of $18.96, which was the closing price of a share of our common stock on the Nasdaq on February 23, 2023.

On February 23, 2024, the Company repurchased (i) 4,744 shares of its common stock from Maria Bofill, a member of the Board;(ii) 6,570 shares of its common stock from Richard Hamlin, a member of the Board; (iii) 25,473 shares of its common stock from John Harris, a member of the Board; (iv) 3,282 shares of its common stock from Robert Rivero, a member of the Board; and (v) 3,282 shares of its common stock from Alan T.G. Wix, a member of the Board. These repurchases were made at a price per share of $24.34, which was the closing price of a share of our common stock on the Nasdaq on February 23, 2024.

The repurchase transactions involving our directors were completed under a repurchase program for the Company’s outside directors which was approved by Audit Committee and were affected as part of the Company’s existing share repurchase program.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 15, 2024 by:

•
each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding common stock;
•
each of the named executive officers;
•
each director and nominee of the Company; and
•
all of the Company’s directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)(12)	Percent of Class (%)(12)
Ted A. Fernandez(1)(13)	1,650,496	6.0
David N. Dungan(2)(13)	721,285	2.6
Robert A. Ramirez(3)(13)	130,709	0.5
Maria Bofill(4)(13)	3,282	*
Richard N. Hamlin(5)(13)	27,007	*
John R. Harris(6)(13)	—	*
Robert A. Rivero(7)(13)	—	*
Alan T .G. Wix(8)(13)	6,559	*
BlackRock, Inc.(9)	2,371,588	8.6
Royce & Associates, LP(10)	1,405,243	5.1
Trigran Investments, Inc.(11)	1,837,635	6.7
The Vanguard Group(12)	1,933,418	7.0
All current directors and current named executive officers as a group (8 persons)	2,539,338	9.2

* Represents less than 1%.

(1) Excludes 179,731 unvested performance-based restricted stock units that would vest upon a change of control, Mr. Fernandez’s death, disability, resignation for good reason or involuntary termination without cause. Includes 157,091 of shares which are held in trust for the benefit of Mr. Fernandez’ children.

(2) Excludes 94,358 unvested performance-based restricted stock units that would vest upon a change of control, Mr. Dungan’s death, disability, resignation for good reason or involuntary termination without cause. Includes 92,652 shares held in the DND Family Trust.

(3) Excludes 30,507 unvested restricted stock units that would vest upon a change of control, Mr. Ramirez’s death, disability, resignation for good reason or involuntary termination without cause.

(4) Excludes 3,077 unvested restricted stock units granted pursuant to the Company’s Outside Director Compensation program that would vest upon termination of service on the Board.

(5) Excludes 3,077 unvested restricted stock units granted pursuant to the Company’s Outside Director Compensation program that would vest upon termination of service on the Board. Also includes 1,300 shares held by Mr. Hamlin’s wife in an individual retirement account.

(6) Excludes 3,077 unvested restricted stock units granted pursuant to the Company’s Outside Director Compensation program that would vest upon termination of service on the Board.

(7) Excludes 3,077 unvested restricted stock units granted pursuant to the Company’s Outside Director Compensation program that would vest upon termination of service on the Board.

(8) Excludes 3,077 unvested restricted stock units granted pursuant to the Company’s Outside Director Compensation program that would vest upon termination of service on the Board.

(9) The information reported is based on a Schedule 13G/A filed with the SEC on January 25, 2024 by BlackRock, Inc. (“BlackRock”). The statement discloses that, as of the date specified in the filing, BlackRock had sole voting power with respect to 2,305,454 shares of common stock and sole dispositive power with respect to 2,371,588 shares of common stock. The address for BlackRock is 50 Hudson Yards, New York, NY 10001. For additional disclosure regarding the persons affiliated with BlackRock and their voting and dispositive powers with regard to the Company’s common stock, please refer to the Schedule 13G/A filed with the SEC on January 25, 2024.

(10) The information reported is based on a Schedule 13G filed with the SEC on January 23, 2024 by Royce & Associates, LP (“Royce”). The statement discloses that, as of date specified in the filing, Royce had sole voting power with respect to 1,405,243 shares of common stock and sole dispositive power with respect to 1,405,243 shares of common stock. The address for Royce is 745 Fifth Avenue, New York, NY 10151. For additional disclosure regarding the persons affiliated with Royce and their voting and dispositive powers with regard to the Company’s common stock please refer to the Schedule 13G/A filed with the SEC on January 23, 2024.

(11) The information reported is based on a Schedule 13G/A filed with the SEC on February 9, 2024 by Trigran Investments, Inc. (“Trigran”). The statement discloses that, as of date specified in the filing, Trigran had shared voting power with respect to 1,753,930 shares of common stock and shared dispositive power with respect to 1,837,635 shares of common stock. The address for Trigran is 630 Dundee Road, Suite 230, Northbrook, IL 60062. For additional disclosure regarding the persons affiliated with Trigran and their voting and dispositive powers with regard to the Company’s common stock please refer to the Schedule 13G/A filed with the SEC on February 9, 2024.

(12) The information reported is based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”). The statement discloses that, as of date specified in the filing, Vanguard had sole dispositive power with respect to 1,869,066 shares of common stock, shared voting power with respect to 42,633 shares of common stock and shared dispositive power with respect to 64,352 shares of common stock. The address for Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355. For additional disclosure regarding the persons affiliated with Vanguard and their voting and dispositive powers with regard to the Company’s common stock please refer to the Schedule 13G/A filed with the SEC on February 13, 2024.

(13) The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and except as indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying restricted stock units, held by that person that are currently vested or exercisable, or that will vest or become exercisable within 60 days after March 15, 2024 are both deemed outstanding and included in the number of shares beneficially owned by such person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based upon a review of filings with the SEC, the Company believes that all of its directors and executive officers complied during fiscal year 2023 with the reporting requirements of Section 16(a) of the Exchange Act, except for a Form 4 for each of Messrs. Fernandez, Dungan and Ramirez to report shares withheld to satisfy tax withholding obligations which were filed late due to administrative error.

SHAREHOLDERS PROPOSALS FOR THE ANNUAL MEETING IN 2025

Any proposal or proposals by a shareholder intended to be included in the Company’s proxy statement and form of proxy relating to the 2025 Annual Meeting of Shareholders must be received by the Company no later than November 21, 2024, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2025 Annual Meeting of Shareholders any shareholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received. Pursuant to the Company’s bylaws, all other shareholder proposals to be presented at the 2025 Annual Meeting of Shareholders must be submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not earlier than February 1, 2025 and not later than March 3, 2025. However, if the date of the 2025 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2024 Annual Meeting, the shareholder must deliver the notice not earlier than the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The shareholder’s notice with respect to such proposal must comply with the requirements set forth in the Company’s bylaws.

Similarly, shareholders may nominate director candidates for the 2025 Annual Meeting, provided that such nominations must be submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not earlier than February 1, 2025 and not later than March 3, 2025. However, if the date of the 2025 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2024 Annual Meeting, the shareholder must deliver the notice not earlier than the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. If the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board at least 70 days prior to the first anniversary of the preceding annual meeting, then a shareholder wishing to nominate a director for the new position must deliver the notice not later than the close of business on the tenth day following the day on which public announcement of the date of the meeting is first made.

The shareholder’s notice nominating a candidate for director must set forth:

•
as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder (together with the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
•
as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of the shareholder, as it appears on the Company’s books, and of the beneficial owner, the class and number of shares of the Company that are owned of record and beneficially by the shareholder and beneficial owner, respectively, and a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholders who intend to solicit proxies in support of director nominees other that the Company’s nominees must provide notice that sets for the information required by Rule 14a-19 under the Exchange Act no later than March 3, 2025.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

Upon written request, the Company will provide, without charge, a copy of its Annual Report on Form 10-K for its fiscal year ended December 29, 2023. For a copy of the Company’s Form 10-K, please contact Josie Estevez-Lugo at 1001 Brickell Bay Drive, 30th Floor, Miami, FL 33131, telephone (305) 375-8005, facsimile (786) 772-2048.

OTHER BUSINESS TO BE TRANSACTED

As of the date of this proxy statement, the Board knows of no other matters that may come before the annual meeting. However, if any other matters properly come before the meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,

Frank A. Zomerfeld

Secretary

March 22, 2024

APPENDIX A

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (NON-GAAP) RESULTS

The following table sets forth the GAAP income from continuing operations before income taxes reconciliation to Company adjusted net income per common share for the twelve months ended December 29, 2023, utilizing the GAAP income tax rate (in thousands, except per share amounts):

GAAP net income	$34,151
Non-cash stock compensation expense	10,714
Acquisition-related non-cash stock compensation expense	10
Legal settlement and related costs	1,178
Company adjusted income before income taxes	46,053
Company adjusted income tax expense	3,089
Company adjusted net income	$42,964

Company adjusted diluted net income per common share	$1.55
Weighted average common and common equivalent shares outstanding	27,637

A-1

APPENDIX B

THE HACKETT GROUP, INC.

1998 STOCK OPTION AND INCENTIVE PLAN

(Amended and Restated as of February 15, 2024)

The Hackett Group, Inc., a Florida corporation (the “Company”), sets forth herein the terms of its amended and restated 1998 Stock Option and Incentive Plan (the “Plan”) as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers, key employees, outside directors and other persons, and to motivate such officers, key employees, outside directors and other persons to serve the Company and its Affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees, outside directors and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Other Awards (as each is defined herein) in accordance with the terms hereof. Stock Options granted under the Plan may be non-qualified Stock Options or Incentive Stock Options, as provided herein, except that Stock Options granted to Outside Directors (as defined in Section 2.22) shall in all cases be non-qualified Stock Options. The Plan is intended to comply with Section 162(m) of the Code.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements, as defined below), the following definitions shall apply:

2.1 “Affiliate” of, or person “affiliated” with, a person means any company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act.

2.2 “Award Agreement” means the Stock Option agreement, Restricted Stock agreement, Restricted Stock Unit agreement, Stock Appreciation Right agreement, Other Award agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.3 “Beneficial Owner” means a beneficial owner within the meaning of Rule 13d-3 under the Exchange Act.

2.4 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” shall have the meaning, with respect to a Grantee, as set forth in any employment agreement between the Company or any Affiliate and the Grantee; provided, however, that in the absence of an employment agreement containing such definition, “Cause” means, with respect to a Grantee:

a)
the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers;
b)
conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute;
c)
substantial and repeated failure to perform Grantee’s duties, and such failure is not cured within 30 days after the Grantee receives notice thereof;
d)
gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries; or
e)
any breach of any confidentiality, non-solicitation or non-competition agreement to which Grantee is bound.

2.7 “Change of Control” means (A) any Person, other than any Person who is a Beneficial Owner of the Company’s securities before the Effective Date, becomes, after the Effective Date, the Beneficial Owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; (B) during any two-year period, individuals who at the beginning of such period constitute the Board (including, for this purpose, any director who after the beginning of such period filled a vacancy on the Board caused by the resignation, mandatory retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such period) cease for any reason to constitute a majority thereof;

(C) notwithstanding clauses (A) or (E) of this paragraph, the Company consummates a merger or consolidation of the Company with or into another corporation, the result of which is that the Persons who were stockholders of the Company at the time of the execution of the agreement to merge or consolidate own less than 80% of the total equity of the corporation surviving or resulting from the merger or consolidation or of a corporation owning, directly or indirectly, 100% of the total equity of such surviving or resulting corporation; (D) the sale in one or a series of transactions of all or substantially all of the assets of the Company; or (E) the consummation of a tender or exchange offer whereby any Person acquires Beneficial Ownership of 40% or more of the total number of voting shares of the Company, unless the Board has made a determination that such action does not constitute and will not constitute a material change in the Persons having control of the Company.

Notwithstanding the foregoing, with respect to an award that is subject to Section 409A of the Code where the payment or settlement of the award will accelerate upon a Change of Control, no event set forth herein will constitute a Change of Control for purposes of the Plan or any Grant unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.

2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended and the regulations and guidelines promulgated thereunder.

2.9 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall consist of no fewer than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any affiliate of the Company, which committee shall meet the requirements of Section 162(m) of the Code, Section 16(b) of the Exchange Act, the applicable rules of the NASDAQ National Market and all other applicable rules and regulations (in each case as amended or superseded from time to time); provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 162(m) of the Code or Section 16(b) of the Exchange Act, any actions taken or Grants made by the Committee shall not be invalidated by such failure to so qualify.

2.10 “Company” means The Hackett Group, Inc.

2.11 “Effective Date” means April 23, 1998, the date on which the Plan was adopted by the Board.

2.1 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.13 “Exercise Price” means (i) in the case of a Stock Option, the purchase price for each share of Stock subject to an Option or (ii), in the case of a Stock Appreciation Right, the value from which Stock appreciation will be measured.

2.14“Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the NASDAQ National Market, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

2.15 “Family Members” means the any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employees household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

2.16 “Grant” means an award of an Option, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or Other Awards under the Plan.

2.17 “Grant Date” means, as determined by the Board or authorized Committee, (i) the date as of which the Board or such Committee approves a Grant, (ii) the date on which the recipient of such Grant first becomes eligible to receive a Grant or (iii) such other date as may be specified by the Board or such Committee.

2.18 “Grantee” means a person who receives or holds an Option, Restricted Stock, Restricted Stock Units, Stock Appreciate Rights or Other Awards under the Plan.

2.19 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.20 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.21 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.22 “Other Award” means any form of award (other than an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right) granted pursuant to Section 13.

2.23 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.24 “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

2.25 “Plan” means this The Hackett Group, Inc. 1998 Stock Option and Incentive Plan.

2.26 “Restricted Period” means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to Section 12.2 hereof.

2.27 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 12 hereof, that are subject to restrictions and to a risk of forfeiture.

2.28 “Restricted Stock Unit” means a unit awarded to a Grantee pursuant to Section 12 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

2.29 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended, and the regulations and guidelines promulgated thereunder.

2.30 “Service Provider” means a consultant or adviser to the Company, a manager of the Company’s properties or affairs, or other similar service provider or affiliate of the Company, and employees of any of the foregoing, as such persons may be designated from time to time by the Board.

2.31 “Stock” means the common stock, par value $0.001 per share, of the Company.

2.32 “Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 7.1.

2.33 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.34 “Termination Date” shall be the date upon which an Option or Stock Appreciation Right shall terminate or expire, as set forth in Section 10.2 hereof.

3. ADMINISTRATION OF THE PLAN

3.1 Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation, by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation, by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be made in its sole discretion and shall be final, binding and conclusive on all parties having an interest herein.

3.2 Committee.

The Board from time to time may delegate to a Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation, by-laws of the Company and applicable law. In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive on all parties having an interest herein. As permitted by law, the Committee may delegate its authority under the Plan to a member of the Board of Directors or an executive officer of the Company.

3.3 Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority (i) to designate Grantees, (ii) to determine the type or types of Grant to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant (including, but not limited to, the exercise price of any Option or Stock Appreciation Right, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options), (v) to prescribe the form of each Award Agreement evidencing a Grant, and (vi) to amend, modify, or supplement the terms of any outstanding Grant. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan, but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any subsequent Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such new Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made. Notwithstanding any of the foregoing to the contrary, the Board shall not have discretion to accelerate the vesting of any Grant, except in the event of a Grantee’s death or permanent disability, or upon a Change of Control or other extraordinary corporate transaction.

3.4 No Liability.

Subject to applicable laws, rules and regulations: (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action, omission or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s certificate of incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

4. STOCK SUBJECT TO THE PLAN

4.1 Plan Limits.

Subject to adjustment in accordance with Section 18, the maximum number of shares of Stock that may be issued for all purposes under the Plan shall be the aggregate of (i) 24,767,536 shares(1) and (ii) any shares of Stock that are represented by awards previously granted by the Company, including awards granted under The Hackett Group, Inc. 1998 Stock Option Plan and The Hackett Group, Inc. Restricted Stock Plan as of the Effective Date. Stock to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof. All of the Stock subject to the Plan may be issued as Incentive Stock Options. The maximum number of shares of Stock that may be granted pursuant to grant of (i) Restricted Stock, (ii) Restricted

Stock Units or (iii) Other Awards shall not exceed 20,930,237(2).

___________________

(1) The current aggregate share limit for the Plan is 23,567,536 (excluding shares of Stock that are represented by awards previously granted by the Company). Shareholders are being asked to approve an amendment to the Plan that would increase this aggregate limit by 1,200,000 shares, in addition to the shares of Stock that are represented by awards previously granted by the Company.

(2) The current aggregate sublimit for restricted stock and restricted stock issuances is 19,730,237. Shareholders are being asked to approve an amendment to the Plan that would increase this aggregate sublimit by 1,200,000 shares.

4.2 Share Counting.

For purposes of determining the number of shares of Stock that remain available for issuance (“Stock Available for Issuance”) under the Plan, (i) any Stock that is tendered by a Grantee or withheld by the Company to pay the exercise price of a Grant or to satisfy the Grantee’s tax withholding obligations in connection with the exercise or settlement of a Grant and (ii) all of the Stock covered by a stock-settled Stock Appreciation Right to the extent exercised shall not be added back to the total Stock Available for Issuance under the Plan. In addition, the number of shares of Stock corresponding to Awards under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that are settled through the issuance of consideration other than Stock (including, without limitation, cash) shall be added back to the aggregate Stock Available for Issuance and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right.

5. EFFECTIVE DATE AND TERM OF THE PLAN

The Plan shall be effective as of the Effective Date. The Plan has no termination date; however, no Incentive Stock Option may be granted under the Plan on or after the tenth anniversary of the date the Plan was last approved by stockholders.

6. AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed non-qualified Stock Options.

7. OPTION GRANTS AND STOCK APPRECIATION RIGHTS

7.1 Company or Subsidiary Employees.

Grants of Stock Options (including Grants of Incentive Stock Options) and Stock Appreciation Rights may be made under the Plan to any employee of, or Service Provider or employee of a Service Provider providing, or who has provided, services to, the Company or of any Subsidiary, including any such employee who is an officer or director of the Company or of any Subsidiary, as the Board shall determine and designate from time to time. Stock Options and Stock Appreciation Rights are intended to constitute “performance-based compensation” as that term is used in Section 162(m) of the Code.

7.2 Successive Grants.

An eligible person may receive more than one Grant of Stock Options or Stock Appreciation Rights, subject to such restrictions as are provided herein.

8. LIMITATIONS ON GRANTS

8.1 Limitation on Shares of Stock Subject to Grants.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, no person eligible for a Grant hereunder may be awarded Options or Stock Appreciation Rights in any calendar year exercisable for greater than 1,000,000 shares of Stock (subject to adjustment as provided in Section 18 hereof). During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, the maximum number of shares of Restricted Stock or Restricted Stock Units that can be awarded under the Plan to any person eligible for a Grant hereunder is 400,000 per calendar year (subject to adjustment as provided in Section 18 hereof).

8.2 Limitations on Incentive Stock Options.

No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the Grant Date is at least one hundred ten percent (110%) of the Fair Market Value on the Grant Date of the shares of Stock subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the Grant Date. No Grantee shall be granted any Incentive Stock Option which would result in such Grantee receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the Grant Date, that would be exercisable for the first time by such Grantee during any calendar year. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.

9. EXERCISE PRICE OF OPTIONS AND STOCK APPRECIATION RIGHTS

The Exercise Price of each Option and Stock Appreciation Right shall be fixed by the Board and stated in the Award Agreement evidencing such Option or Stock Appreciation Right. The Exercise Price shall be no lower than the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the Company’s outstanding Stock), the Exercise Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than the greater of the par value or 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Exercise Price of any Option or Stock Appreciation Right be less than the par value of a share of Stock.

10. VESTING, TERM AND EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

10.1 Vesting and Exercise Period.

Subject to Sections 10.2 and 18.3 hereof, each Option and Stock Appreciation Right granted under the Plan shall vest and become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 10.1, fractional numbers of shares of Stock subject to an Option or Stock Appreciation Right shall be rounded down to the next nearest whole number.

10.2 Term.

Each Option and Stock Appreciation Right granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option or Stock Appreciation Right (the “Termination Date”); provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the outstanding Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

10.3 Termination of Employment or Other Relationship.

Except and unless as set forth in an Award Agreement or other employment agreement, upon the termination of a Grantee’s employment or other relationship with the Company other than by reason of “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any Option or Stock Appreciation Right or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 10.1 hereof shall terminate immediately, and any Option or Stock Appreciation Right or portion thereof that has vested in accordance with the provisions of Section 10.1 hereof but has not been exercised shall terminate at the close of business on the 90th day following the Grantee’s termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday), unless the Board, in its discretion, extends the period during which the Option or Stock Appreciation Right may be exercised (which period may not be extended beyond the original term of the Option or Stock Appreciation Right). Upon termination of an Option or Stock Appreciation Right or portion thereof, the Grantee shall have no further right to receive shares of Stock pursuant to such Option or Stock Appreciation Right or portion thereof. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive on all parties having an interest herein. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company or any other Service Provider, or is engaged as a Service Provider or an Outside Director of the Company. Whether a termination of a Service Provider’s or an Outside Director’s relationship with the Company occurs shall be determined by the Board or Committee, which determination shall be final, binding and conclusive on all parties having an interest herein.

10.4 Rights in the Event of Death.

Except and unless as set forth in an Award Agreement or other employment agreement, if a Grantee dies while employed by or providing services to the Company, all Options and Stock Appreciation Rights granted to such Grantee shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within one year after the date of such Grantee’s death (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period) and prior to termination of the Option or Stock Appreciation Rights pursuant to Section 10.2 above, to exercise any Option or Stock Appreciation Right held by such Grantee at the date of such Grantee’s death.

10.5 Rights in the Event of Disability.

Except and unless as set forth in an Award Agreement or other employment agreement, if a Grantee’s employment or other relationship with the Company is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s Options and Stock Appreciation Rights shall continue to vest, and shall be exercisable to the extent that they are vested, for a period of one year after such termination of employment or service (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period), subject to earlier termination of the Option or Stock Appreciation Right as provided in Section 10.2 above. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive on all parties having an interest herein.

10.6 Limitations on Exercise of Options and Stock Appreciation Rights.

Notwithstanding any other provision of the Plan, in no event may any Option or Stock Appreciation Right be exercised, in whole or in part after ten years following the date upon which the Option or Stock Appreciation Right is granted, or after the occurrence of an event referred to in Section 18 hereof which results in termination of the Option or Stock Appreciation Right.

10.7 Method of Exercise.

An Option or Stock Appreciation Right that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, addressed to the attention of the Board. Such notice shall specify the number of shares of Stock with respect to which the Option or Stock Appreciation Right is being exercised and, with respect to Options only, shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised.

The minimum number of shares of Stock with respect to which an Option or Stock Appreciation Right may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available under the Option or Stock Appreciation Right at the time of exercise. In the case of an Option, payment of the Exercise Price for the shares purchased shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months and which shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; (iii) by a combination of cash and Stock equal in value to the Exercise Price, (iv) through net share settlement or similar procedure involving the withholding of Stock subject to the Option with a value equal to the Exercise Price or (v) by such other means as the Board may authorize. With respect to Stock Appreciation Rights, the appreciation distribution with respect to the SAR may be paid to the Grantee, at the discretion of the Board, by any of the following methods: (a) shares of Common Stock; (b) cash; or (c) in any combination of shares of Common Stock and cash. Payment to a Grantee pursuant to a Stock Appreciation Right shall be made within thirty (30) days of exercise and in no event later than March 15 of the calendar year following the calendar year of exercise.

An attempt to exercise any Option or Stock Appreciation Right granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully issued to such individual. Except as provided in Section 18 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance. With respect to Stock Appreciation Rights, the Company may, in its sole discretion, award dividend equivalent rights to the Grantee on the shares of stock underlying the portion of the Stock Appreciation Right that has vested as of the date the dividend is declared. The right to receive such dividend equivalents, if granted, will be set forth in the applicable Stock Appreciation Right Award Agreement.

10.8 Prohibition on Repricing of Options and Stock Appreciation Rights.

Notwithstanding anything in the Plan to the contrary, an Option or Stock Appreciation Right shall not be granted in substitution for a previously granted Option or Stock Appreciation Right being canceled or surrendered as a condition of receiving a new Grant if the new Grant would have a lower exercise price than the Grant it replaces, nor shall the exercise price of an Option or Stock Appreciation Right be reduced once the Option or Stock Appreciation Right is granted. The foregoing shall not prevent adjustments pursuant to Section 18.

11. TRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

11.1 General Rule.

Except as provided in Section 11.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option or Stock Appreciation Right. Except as provided in Section 11.2, no Option or Stock Appreciation Right shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

11.2 Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer all or part of an Option or Stock Appreciation Right that is not an Incentive Stock Option to (i) any Family Member, (ii) a trust or trusts for the exclusive benefit of any Family Member, or (iii) a partnership in which Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Options and Stock Appreciation Rights are prohibited except those in accordance with this Section 11.2 or by will or the laws of descent and distribution. Following transfer, any such Option or Stock Appreciation Right shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section 11.2 hereof the term “Grantee” shall be deemed to refer the transferee. The events of termination of the employment or other relationship of Section 10.3 hereof shall continue to be applied with respect to the original Grantee, following which the Option or Stock Appreciation Right shall be exercisable by the transferee only to the extent, and for the periods specified in Sections 10.3, 10.4 or 10.5.

12. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

12.1 Grant of Restricted Stock or Restricted Stock Units.

The Board may from time to time grant Restricted Stock or Restricted Stock Units to persons eligible to receive Grants hereunder, subject to such restrictions, conditions and other terms as the Board may determine.; provided, however, that in no event shall any portion of a Grant of Restricted Stock or Restricted Stock Units made under the Plan vest prior to the first anniversary of the grant date,

12.2 Restrictions.

At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Board shall establish a period of time (the “Restricted Period”) applicable to such Restricted Stock or Restricted Stock Units. Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Board may, in its sole discretion, at the time a Grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

12.3. Performance-Based Grants.

The Committee may determine whether any Grant of Restricted Stock or Restricted Stock Units under the Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Grants designated to be “performance-based compensation” shall be conditioned on the achievement of one or more performance targets, to the extent required by Section 162(m) of the Code and will be subject to all other conditions and requirements of Section 162(m). The performance targets that may be used by the Committee for such Grants will be comprised of specified levels of one or more of the following as the Committee deems appropriate: costs, expense targets, market share, net income, revenue, net revenue, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, operating income growth, net operating profit, return on assets, return on net assets, sales, total shareholder return, relative total shareholder return (versus an index or peer group), Stock price, return on equity, return on capital, total earnings, operating earnings, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) calculated on a pro-forma basis or based on generally accepted accounting principles, basic or diluted earnings per share or earnings per share growth calculated on a pro-forma basis or based on generally accepted accounting principles, operating efficiency ratios, economic value added, cash flow return on investment, free cash flow, net cash provided by operations, gross margin, internal rate of return, or a combination thereof. The performance targets may be described in terms of objectives that are related to the individual Grantee or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

The Grantees will be designated, and the applicable performance targets will be established, by the Committee within ninety (90) days following the commencement of the applicable performance period (or such earlier or later date permitted or required by Section 162(m) of the Code). Each Grantee will be assigned a target number of shares of Stock payable if performance targets are achieved. Any payment of a Grant with performance targets shall be conditioned on the written certification of the Board or Committee in each case that the performance targets and any other material conditions were satisfied. The Board or Committee may determine, at the time a Grant is made, that if performance exceeds the specified performance targets, the Grant may be settled with payment greater than the target number of shares of Stock, but in no event may such payment exceed the limits set forth in Section 8.1. In the event that all members of the Committee are not “outside directors” as that term is defined in Section 162(m) of the Code, the grant and terms of Grants intended to qualify as “performance-based compensation” will be made, and the Grant will be administered, by a subcommittee of the Committee or the Board of Directors consisting of two or more “outside directors” for purposes of Section 162(m) of the Code.

12.4 Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

12.5 Rights of Holders of Restricted Stock Units.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a Grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

12.6 Termination of Employment or Other Relationship.

Upon the termination of the employment of a Grantee with the Company or a Service Provider or of a Service Provider’s relationship with the Company, in either case other than, in the case of individuals, by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any shares of Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed cancelled and forfeited, unless the Board, in its discretion, determines otherwise. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive on all parties with an interest herein. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company or any other Service Provider, or is engaged as a Service Provider or an Outside Director of the Company. Whether a termination of a Service Provider’s or an Outside Director’s relationship with the Company shall have occurred shall be determined by the Committee, which determination shall be final, binding and conclusive on all parties with an interest herein.

12.7 Rights in the Event of Death.

If a Grantee dies while employed by the Company or a Service Provider, or while serving as a Service Provider, all Restricted Stock or Restricted Stock Units granted to such Grantee shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate.

12.8 Rights in the Event of Disability.

If a Grantee’s employment or other relationship with the Company or a Service Provider, or while serving as a Service Provider, is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s Restricted Stock or Restricted Stock Units that would have vested during the twelve (12) month period following the termination of employment had the Grantee remained employed shall be deemed to have vested in accordance with the applicable Award Agreement (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period), subject to the earlier forfeiture of such Restricted Stock or Restricted Stock Units in accordance with the terms of the applicable Award Agreement. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive on all parties with an interest herein.

12.9 Delivery of Stock and Payment Therefor.

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse. Receipt of the Stock by the Grantee is conditioned upon payment by the Grantee to the Company, in cash or by check, of the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units.

13. OTHER AWARDS

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Grants not described above that the Board or Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Grants may provide for cash payments based in whole or in part on the value or future value of Stock, for the acquisition or future acquisition of Stock, or any combination thereof.

14. RECOUPMENT

Notwithstanding anything in the Plan to the contrary, all Grants made under the Plan, any payments made under the Plan and any gains realized upon exercise or settlement of an Grant shall be subject to claw-back or recoupment as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time or as set forth in an Award Agreement.

15. PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Other Award held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16. REQUIREMENTS OF LAW

16.1 General.

The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such Stock would constitute a violation by the Grantee, any other individual exercising an Option or Stock Appreciation Right, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option or stock-settled Stock Appreciation Right pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any Option or stock-settled Stock Appreciation Right or the delivery of any shares of Restricted Stock or Stock underlying Restricted Stock Units, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option or stock-settled Stock Appreciation Right may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive on all parties with an interest herein. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or any other issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2 Section 162(m) of the Code.

The Plan is intended to comply in all respects with Section 162(m) of the Code; provided, however, that in the event the Board or Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Grant, compliance with Section 162(m) of the Code will not be required. In addition, if any provision of this Plan would cause Grants that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to fail to do so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan with respect to such Grant, but the other provisions hereof shall remain in full force and effect.

17. AMENDMENT AND TERMINATION OF THE PLAN

17.1 General.

Subject to applicable laws, rules and regulations, the Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Grants have not been made; provided, however, that no termination, amendment, modification or suspension shall: (i) be effective without the approval of the stockholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of the NASDAQ National Market, and (ii) materially and adversely alter or impair the rights of a Grantee in any Grant previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Grant under the Plan without the consent of a Grantee to the extent it deems necessary or desirable: (a) to comply with, or take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 18), or (c) to take into account significant acquisitions or dispositions of assets or other property by the Company. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of the Grantee taking actions in “competition with the Company,” as defined in the applicable Award Agreement. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an Affiliate and is terminated “for cause” as defined in the applicable Award Agreement. Except as permitted under this Section 17 or Section 18 hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

17.2 Section 409A of the Code.

To the extent that the Board determines that any Grant made under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Grant shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and interpretive guidance issued thereunder. Notwithstanding any contrary provision in the Plan or an Award Agreement, if the Board determines that any provision of the Plan or an Award Agreement contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause a Grant to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, the Board may modify or amend such provision of the Plan or Award Agreement without consent of the Grantee in any manner the Board deems reasonable or necessary. In making such modifications the Board shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Board may have pursuant to the Plan shall not be applicable to a Grant that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code.

18. EFFECT OF CHANGES IN CAPITALIZATION

18.1 Changes in Stock.

Notwithstanding any provision of the Plan or any Award Agreement, if the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of securities or other consideration for which Grants of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, the number and kind of securities or other consideration for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or Stock Appreciation Rights shall not change the aggregate Exercise Price payable with respect to shares that are subject to the unexercised portion of an Option or Stock Appreciation Right outstanding but shall include a corresponding proportionate adjustment in the Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Unless otherwise determined by the Board, such adjusted Grants shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Grant is subject.

18.2 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

Subject to Section 18.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities in which no Change of Control occurs, any Option or Stock Appreciation Right theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or Stock Appreciation Right would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Exercise Price per share so that the aggregate Exercise Price thereafter shall be the same as the aggregate Exercise Price of the shares remaining subject to the Option or Stock Appreciation Right immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock or Restricted Stock Units, any restrictions applicable to such Grants shall apply as well to any replacement awards received by the Grantee as a result of the reorganization, merger or consolidation.

18.3 Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control.

Subject to the exceptions set forth in the last sentence of this Section 18.3, (i) upon the occurrence of a Change of Control, all outstanding shares of Restricted Stock and Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock and Restricted Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and (ii) fifteen days prior to the scheduled consummation of the Change of Control, all Options and Stock Appreciation Rights outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days. Any exercise of an Option or a Stock Appreciation Right during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options and Stock Appreciation Rights shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and Stock Appreciation Rights not later than the time at which the Company gives notice thereof to its shareholders. This Section 18.3 shall not apply to any Change of Control to the extent that (A) provision is made in writing in connection with such Change of Control for the continuation of the Plan or the assumption of the Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Other Awards theretofore granted, or for the substitution for such Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Other Awards of new options, restricted stock, restricted stock units, stock appreciation rights and other awards covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Other Awards theretofore granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board determines that such Change of Control shall not trigger application of the provisions of this Section 18.3. In the event a Grantee’s Grant is assumed, continued, or substituted for in accordance with the immediately preceding sentence, and his or her employment or service is terminated without Cause within twelve (12) months following the consummation of such Change of Control, the Grantee shall be immediately vested in the unvested portion of his or her Grant as of such termination of employment or service. For the avoidance of doubt, the immediately preceding provision shall apply to all Grants under the Plan, regardless of when granted.

18.4 Adjustments.

Adjustments under this Section 18 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive on all parties with an interest herein. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

18.5 No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

19. DISCLAIMER OF RIGHTS

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or a Service Provider either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a shareholder with respect to the shares of Stock subject to an Option or stock-settled Stock Appreciation Right except to the extent exercised.

20. NONEXCLUSIVITY OF THE PLAN

Nothing herein shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of Stock Options otherwise than under the Plan.

21. UNFUNDED PLAN

The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Stock, cash or other form of payment in connection with a Grant, nothing contained herein shall give any Grantee any rights that are greater than those of a general unsecured creditor of the Company.

22. WITHHOLDING TAXES

The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the issuance of any shares of Stock upon the exercise of an Option or stock-settled Stock Appreciation Right. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Subsidiary, which may be withheld by the Company or the Subsidiary, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 22 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

23. CAPTIONS

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

24. OTHER PROVISIONS

In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

25. NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

26. SEVERABILITY

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

27. GOVERNING LAW

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Florida.

01 - Maria A. Bofill For Against Abstain 1 U P X 02 - David N. Dungan For Against Abstain 03 - Richard N. Hamlin For Against Abstain Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03Y6LB Proposals — The Board of Directors recommend a vote FOR the nominees and A FOR Proposals 2, 3 and 4. 2. To approve an amendment to the Company’s 1998 Stock Option and Incentive Plan (the “Plan”) to (i) increase the sublimit under the Plan for restricted stock and restricted stock unit issuances by 1,200,000 shares, and (ii) increase the total number of shares authorized for issuance under the Plan by 1,200,000 shares; 3. To approve, in an advisory vote, the Company’s executive compensation; 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2024 Annual Meeting Proxy Card 4. To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2024 For Against Abstain You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/hckt or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/hckt Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 1:00 a.m., Central Time, on May 2, 2024. Your vote matters – here’s how to vote

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/hckt Notice of 2024 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 2, 2024 Ted A. Fernandez and Robert A. Ramirez, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of The Hackett Group, Inc. to be held on May 2, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — The Hackett Group, Inc. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.investorvote.com/hckt The 2024 Proxy Statement and The Company’s Annual Report on Form 10-K are available at: www.edocumentview.com/hckt 2024 Annual Meeting Admission Ticket 2024 Annual Meeting of The Hackett Group, Inc. Shareholders Thursday, May 2, 2024, 11:00 AM Local Time The Hackett Group, Inc. Company Headquarters 1001 Brickell Bay Drive, 30th Floor Miami, Florida Upon arrival, please present this admission ticket and photo identification at the registration desk.